UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 1-A

Tier ii offering

Offering Statement UNDER THE SECURITIES ACT OF 1933 CURRENT REPORT

Global Pharma Labs, INC.

(Exact name of registrant as specified in its charter)

Date: December 14, 2016

Delaware	5047	81-4041872
(State or Other Jurisdiction of Incorporation)	(Primary Standard Classification Code)	(IRS Employer Identification No.)

433 Estudillo Ave., Suite 206

San Leandro, CA 94577

Telephone: 925-876-8832

(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)

Please send copies of all correspondence to:

V FINANCIAL GROUP, LLC

http://www.vfinancialgroup.com

780 Reservoir Avenue, #123

Cranston, RI 02910

TELEPHONE: (401) 440-9533

FAX: (401) 633-7300

Email: jeff@vfinancialgroup.com

(Name, address, including zip code, and telephone number,
including area code, of agent for service)

THIS OFFERING STATEMENT SHALL ONLY BE QUALIFIED UPON ORDER OF THE COMMISSION, UNLESS A SUBSEQUENT AMENDMENT IS FILED INDICATING THE INTENTION TO BECOME QUALIFIED BY OPERATION OF THE TERMS OF REGULATION A.

PART I - NOTIFICATION

Part I should be read in conjunction with the attached XML Document for Items 1-6

PART I - END

PRELIMINARY OFFERING CIRCULAR DATED December 14, 2016

An offering statement pursuant to Regulation A relating to these securities has been filed with the U.S. Securities and Exchange Commission, which we refer to as the Commission.  Information contained in this Preliminary Offering Circular is subject to completion or amendment.  These securities may not be sold nor may offers to buy be accepted before the offering statement filed with the Commission is qualified. This Preliminary Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy nor may there be any sales of these securities in any state in which such offer, solicitation or sale would be unlawful before registration or qualification under the laws of any such state. We may elect to satisfy our obligation to deliver a Final Offering Circular by sending you a notice within two business days after the completion of our sale to you that contains the URL where the Final Offering Circular or the offering statement in which such Final Offering Circular was filed may be obtained.

Global Pharma Labs, Inc.

40,000,000 SHARES OF COMMON STOCK

$0.0001 PAR VALUE PER SHARE

Prior to this Offering, no public market has existed for the common stock of Global Pharma Labs, Inc.  Upon completion of this Offering, we will attempt to have the shares quoted on the OTCQB operated by OTC Markets Group, Inc. There is no assurance that the Shares will ever be quoted on the OTCQB.  To be quoted on the OTCQB, a market maker must apply to make a market in our common stock.  As of the date of this offering circular, we have not made any arrangement with any market makers to quote our shares.

In this public offering we, “Global Pharma Labs, Inc.” are offering 30,000,000 shares of our common stock and our selling shareholders are offering 10,000,000 shares of our common stock.  We will not receive any of the proceeds from the sale of shares by the selling shareholders. The offering is being made on a self-underwritten, “best efforts” basis notwithstanding the resale shares may be sold to or through underwriters or dealers, directly to purchasers or through agents designated from time to time. For additional information regarding the methods of sale, you should refer to the section entitled “Plan of Distribution” in this offering. There is no minimum number of shares required to be purchased by each investor.  The shares offered by the Company will be sold on our behalf by our Chief Executive Officer, Sylvester L. Crawford. Mr. Crawford is deemed to be an underwriter of this offering. He will not receive any commissions or proceeds for selling the shares on our behalf.  There is uncertainty that we will be able to sell any of the 30,000,000 shares being offered herein by the Company. All of the shares being registered for sale by the Company will be sold at a fixed price of $1.00 per share for the duration of the Offering. Assuming all of the 30,000,000 shares being offered by the Company are sold, the Company will receive $30,000,000 in net proceeds. Assuming 22,500,000 shares (75%) being offered by the Company are sold, the Company will receive $22,500,000 in net proceeds. Assuming 15,000,000 shares (50%) being offered by the Company are sold, the Company will receive $15,000,000 in net proceeds. Assuming 7,500,000 shares (25%) being offered by the Company are sold, the Company will receive $7,500,000 in net proceeds. There is no minimum amount we are required to raise from the shares being offered by the Company and any funds received will be immediately available to us. There is no guarantee that we will sell any of the securities being offered in this offering. Additionally, there is no guarantee that this Offering will successfully raise enough funds to further our current level of operations. Additionally, there is no guarantee that a public market will ever develop and you may be unable to sell your shares.

This primary offering will terminate upon the earliest of (i) such time as all of the common stock has been sold pursuant to the Offering Statement or (ii) 365 days from the qualified date of this offering circular, unless extended by our directors for an additional 90 days. We may however, at any time and for any reason terminate the offering. If terminated, we may re-open the offering if it is within 365 days from the qualified date of this offering or for additional 90 days thereafter if extended by our directors.

SHARES OFFERED	PRICE TO	SELLING AGENT	NET PROCEEDS TO
BY COMPANY	PUBLIC	COMMISSIONS	THE COMPANY
Per Share	$1.00	Not applicable	$1.00
Minimum Purchase	None	Not applicable	Not applicable
Total (30,000,000 shares)	$30,000,000	Not applicable	$30,000,000

SHARES OFFERED SELLING SHAREHOLDERS	PRICE TO PUBLIC	SELLING AGENT COMMISSIONS	NET PROCEEDS TO THE SELLING SHAREHOLDERS
Per Share	$1.00	Not applicable	$01.00
Minimum Purchase	None	Not applicable	Not applicable
Total (10,000,000 shares)	$10,000,000	Not applicable	$10,000,000

Currently, Kuo Liang Yang, our Chief Medical Officer, owns 33.66% of the voting power of our outstanding capital stock. After the offering, assuming all of his personal shares being offered are sold, Mr. Yang will hold approximately 16.94% of the voting power of our outstanding capital stock. Additionally, Sylvester Crawford, our Chief Executive Officer, is a beneficiary of LCMR Irrevocable Trust, which owns 33.66% of the voting power of our outstanding capital stock. After the offering, assuming all of the shares being offered on behalf of LCMR Irrevocable Trust are sold, LCMR Irrevocable Trust will hold 16.94% of the voting power of our outstanding capital stock.

*Sylvester L. Crawford will be selling shares of common stock on behalf of the Company simultaneously to selling shares of stock that he is a beneficiary of through LCMR Irrevocable Trust. A conflict of interest may arise between Mr. Crawford’s interest in selling shares for his own benefit and his interest in selling shares on the Company’s behalf. This conflict of interest may affect the order in which shares are sold. As an example, Mr. Crawford may decide to sell some, or all, of the shares to which he is a beneficiary prior to selling shares on behalf of the Company. Mr. Crawford will specify to investors at the time of any sale whether or not they are subscribing for shares on behalf of the Company or himself/LCMR Irrevocable Trust as an individual/entity. Accordingly, he will let investors know the final destination of the proceeds, whether it is for his own benefit or for that of the Company. Regarding the sale of Mr. Crawford’s shares, through LCMR Irrevocable Trust, they will be sold at a fixed price of $1.00 for the duration of the offering.

The proceeds from the sale of the securities by the Company will be placed directly into the Company’s account; any investor who purchases shares will have no assurance that any monies, beside their own, will be subscribed to the offering circular. All proceeds from the sale of the securities are non-refundable, except as may be required by applicable laws.

The Company qualifies as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act, which became law in April 2012 and will be subject to reduced public company reporting requirements.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE offering circular.  ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

AN OFFERING STATEMENT PURSUANT TO REGULATION A RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE COMMISSION. INFORMATION CONTAINED IN THIS PRELIMINARY OFFERING CIRCULAR IS SUBJECT TO COMPLETION OR AMENDMENT. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED BEFORE THE OFFERING STATEMENT FILED WITH THE COMMISSION IS QUALIFIED. THIS PRELIMINARY OFFERING CIRCULAR SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR MAY THERE BE ANY SALES OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL BEFORE REGISTRATION OR QUALIFICATION UNDER THE LAWS OF SUCH STATE. THE COMPANY MAY ELECT TO SATISFY ITS OBLIGATION TO DELIVER A FINAL OFFERING CIRCULAR BY SENDING YOU A NOTICE WITHIN TWO BUSINESS DAYS AFTER THE COMPLETION OF A SALE TO YOU THAT CONTAINS THE URL WHERE THE FINAL OFFERING CIRCULAR OR THE OFFERING STATEMENT IN WHICH SUCH FINAL OFFERING CIRCULAR WAS FILED MAY BE OBTAINED.

Generally, no sale may be made to you in this offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or net worth. Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

THESE SECURITIES ARE SPECULATIVE AND INVOLVE A HIGH DEGREE OF RISK.  YOU SHOULD PURCHASE SHARES ONLY IF YOU CAN AFFORD THE COMPLETE LOSS OF YOUR INVESTMENT.  PLEASE REFER TO ‘RISK FACTORS’ BEGINNING ON PAGE 7.

THE COMMISSION DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SOLICITATION MATERIALS. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED ARE EXEMPT FROM REGISTRATION.

You should rely only on the information contained in this offering circular and the information we have referred you to. We have not authorized any person to provide you with any information about this Offering, the Company, or the shares of our Common Stock offered hereby that is different from the information included in this offering circular. If anyone provides you with different information, you should not rely on it.

The date of this offering circular is December 14, 2016

The following table of contents has been designed to help you find important information contained in this offering circular. We encourage you to read the entire offering circular.

You should rely only on the information contained in this offering circular or contained in any free writing offering circular filed with the Securities and Exchange Commission. We have not authorized anyone to provide you with additional information or information different from that contained in this offering circular filed with the Securities and Exchange Commission. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are offering to sell, and seeking offers to buy, our common stock only in jurisdictions where offers and sales are permitted. The information contained in this offering circular is accurate only as of the date of this offering circular, regardless of the time of delivery of this offering circular or any sale of shares of our common stock. Our business, financial condition, results of operations and prospects may have changed since that date.

PART - II

offering circular SUMMARY

In this offering circular, ‘‘Global Pharma Labs,’’ the “Company,’’ ‘‘we,’’ ‘‘us,’’ and ‘‘our,’’ refer to Global Pharma Labs, Inc., unless the context otherwise requires. Unless otherwise indicated, the term ‘‘fiscal year’’ refers to our fiscal year ending August 31st. Unless otherwise indicated, the term ‘‘common stock’’ refers to shares of the Company’s common stock.

This offering circular, and any supplement to this offering circular include “forward-looking statements”. To the extent that the information presented in this offering circular discusses financial projections, information or expectations about our business plans, results of operations, products or markets, or otherwise makes statements about future events, such statements are forward-looking. Such forward-looking statements can be identified by the use of words such as “intends”, “anticipates”, “believes”, “estimates”, “projects”, “forecasts”, “expects”, “plans” and “proposes”. Although we believe that the expectations reflected in these forward-looking statements are based on reasonable assumptions, there are a number of risks and uncertainties that could cause actual results to differ materially from such forward-looking statements. These include, among others, the cautionary statements in the “Risk Factors” section and the “Management’s Discussion and Analysis of Financial Position and Results of Operations” section in this offering circular.

This summary only highlights selected information contained in greater detail elsewhere in this offering circular. This summary may not contain all of the information that you should consider before investing in our common stock. You should carefully read the entire offering circular, including “Risk Factors” beginning on Page 7, and the financial statements, before making an investment decision.

Generally, no sale may be made to you in this offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or net worth. Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

Overview of Business

Global Pharma Labs, Inc., a Delaware corporation (“the Company”) was incorporated under the laws of the State of Delaware on August 23, 2016. We are a preclinical stage biopharmaceutical company developing novel therapies for the management of pain for seronegative arthritis, reactive arthritis, osteoarthritis, idiopathic bursitis and other disease processes in human patients. By focusing on this therapeutic area, we plan on addressing significant and growing markets where current treatment options are limited or inadequate.

On November 22, 2016, we entered into a licensing agreement with our Chief Executive Officer Sylvester L. Crawford attached hereto as Exhibit 10.1 in which we were granted an exclusive license to develop, manufacture, and commercialize Mr. Crawford’s patents and applications related to the development of product candidates that we believe are the first disease modifying prescription medication therapies for the treatment for seronegative arthritis, reactive arthritis, osteoarthritis,(“OA”) and idiopathic bursitis.

We have one active program in preclinical development. We are developing our product candidate OA-sys for the treatment of chronic pain disorders from seronegative arthritis, reactive arthritis, osteoarthritis, and idiopathic bursitis. OA-sys is in the preclinical stage of development.

Our product candidates are protected through a combination of patents, trade secrets, and proprietary know-how. Our intellectual property portfolio includes U.S. patents with claims extending to 2022 for OA-sys.

Our Strategy

Our goal is to cost-effectively and efficiently develop and commercialize novel, differentiated therapies for the management of pain. The primary elements of our strategy to achieve this goal are the following:

 • Pursue novel pain with high unmet medical need. We are initially developing our product candidates for pain that have no or few FDA-approved pharmacological treatments. By focusing on novel indications, we aim to develop products that have the potential to change current medical practice, and that are highly relevant to patients, physicians, and regulatory bodies because they address unmet medical needs.

• Develop products with differentiated profiles. We aim to develop products with novel mechanisms of action for the intended indications that may yield differentiated product profiles. We believe that products meeting this criteria will be attractive to patients and their physicians, and will provide us with a competitive commercial advantage.

• Reduce clinical and regulatory risk, limit development costs, and accelerate time to market. Our product candidates incorporate chemical entities with long histories of clinical use and well-characterized safety profiles. We can therefore seek FDA approval for our product candidates using the 505(b)(2) regulatory pathway. This pathway permits us to leverage previous preclinical and clinical experience with the active molecules in our product candidates and potentially forego conducting certain clinical trials and certain lengthy and costly preclinical studies.

• Retain commercial rights in the United States, where appropriate, and selectively partner outside of the United States. We intend to establish our own focused, cost-effective sales and marketing organization in the United States, and to selectively partner commercial rights outside of the United States to maximize the value of our product candidates.

OA-sys

Our product candidate OA-sys provides a pharmaceutical composition effective in the treatment of conditions such as reactive arthritis, osteoarthritis, or idiopathic bursitis, among others. The composition comprises a combination of at least two of: (i) an antiviral compound, (ii) a broad-spectrum antibiotic, and (iii) an antiprotozoal compound.

In one embodiment, the composition of the invention comprises an antiviral compound and a broad-spectrum antibiotic. In another embodiment, the composition comprises an antiviral compound and an antiprotozoal compound. In yet another embodiment, the composition comprises a broad-spectrum antibiotic and an antiprotozoal compound.

In a preferred embodiment, the composition comprises each of (i) an antiviral compound, (ii) a broad-spectrum antibiotic, and (iii) an antiprotozoal compound. Antiviral compounds for use in the invention include nucleoside analogues, reverse transcriptase inhibitors, protease inhibitors, and entry inhibitors.

In one embodiment, the antiviral compound is a nucleoside analogue such as acyclovir, gancyclovir, pencyclovir, famcyclovir, valacyclovir, valgancyclovir, dideoxyinosine, adefovir dipivoxil, tenovir disoproxil, brivudin, cidofovir, zidovudine, lamivudine, stavudine, zalcitabine, and didanosine. In a preferred embodiment, the antiviral compound is acyclovir or valacyclovir.

Broad spectrum antibiotic compounds for use in the invention include aminoglycosides, macrolides, ketolides, quinolones, tetracyclines, sulfonamides and beta-lactams. In a particular embodiment of the invention, the broad spectrum antibiotic is a tetracycline selected from the group consisting of tetracycline, chlortetracycline, doxycycline, meclocycline, minocycline, demeclocycline, methacycline, tigecycline, and oxytetracycline.

In yet a further embodiment, an antiprotozoal compound contained in a composition or combination of the invention is effective against anaerobic bacteria and/or protozoa. Particularly preferred antiprotozoal compounds for use in the invention belong to the nitroimidazole class. Nitroimidazoles for use in the invention include metronidizole, ornidazole, secnidazole, and tinidazole. Additionally, antiprotozoals such as pentamidine may be employed, among others.

In yet another embodiment, a composition or combination of the invention comprises a nucleoside analogue, a tetracycline, and a nitroimidazole. In a further embodiment, a composition or combination in accordance with the invention comprises a combination of at least two of: (i) an antiviral compound, (ii) a broad-spectrum antibiotic, and (iii) an antiprotozoal compound, where each of the components is either contained in a single composition or dosage form (such as in an admixture), or is present as a discrete or separate entity.

A composition of the invention may optionally include one or more pharmaceutically acceptable excipients. In yet another embodiment, the composition of the invention is in a form suitable for oral or parenteral administration, e.g., a tablet, capsule, oral suspension, or injectable.

In yet another aspect, the invention encompasses a kit comprising a combination of medicaments for the treatment of reactive arthritis or osteoarthritis, comprising at least two of: (i) an antiviral compound, (ii) a broad-spectrum antibiotic, and (iii) an antiprotozoal compound, for simultaneous, sequential or separate use.

Another aspect of the invention encompasses a method of preparing a combination effective in the treatment of reactive arthritis or osteoarthritis. The method comprises the step of combining a pharmaceutically effective amount of at least two of: (i) an antiviral compound, (ii) a broad-spectrum antibiotic, and (iii) an antiprotozoal compound, to thereby provide an anti-arthritic or anti-osteoarthritic combination, e.g., for treating ReA or OA.

In one embodiment of the above method, the combining step comprises combining each of the compounds into a single administrable formulation, for example, in a form suitable for oral or parenteral administration. In yet another embodiment, the combining step further comprises the addition of one or more pharmaceutically acceptable excipients.

In an alternative embodiment of the method, the combining step comprises combining each of the compounds into a kit, wherein each of the compounds is for simultaneous, sequential or separate use. In a further aspect, the invention provides a method for the treatment of reactive or osteoarthritis. The treatment method comprises administering to a mammalian subject suffering from one or more of the following symptoms: stiffness, joint pain, joint tenderness, spine pain, spine tenderness, enthesopathy, and fatigue, a therapeutically effective amount of at least two of: (i) an antiviral compound, (ii) a broad-spectrum antibiotic, and (iii) an antiprotozoal compound, over a duration of time effective to result in a dimunition of the one or more symptoms.

In a preferred embodiment of the treatment method, the administering is over a duration of time effective to result in substantial elimination of the one or more symptoms. In yet another embodiment, the method comprises administering a therapeutically effective amount of each of (i) an antiviral compound, (ii) a broad-spectrum antibiotic, and (iii) an antiprotozoal compound.

Our Team

Our management and scientific team possess experience in pharmaceutical applications and leadership experience. Our Chief Medical Officer, Mr. Kuo Liang Yang is a pharmacist and has more than 25 years of pharmaceutical experience. Mr. Kuo Liang Yang graduated with a BS in pharmacy from Utah school of Pharmacy in 1976. Mr. Yang presently is a registered pharmacist in California and Nevada. Mr. Yang owned and operated Fruitvale Medical Center Pharmacy that closed in 2010. Our CEO Mr. Sylvester Crawford is a businessman who has largely worked with companies which developed and managed commercial real estate and medical facilities. Mr. Crawford is presently employed as the president of Medical Services, Inc. a corporation which manages and develops physician medical practices. We also benefit from the significant medical expertise of our scientific advisor Ernest L. Bonner. Dr. Bonner received his medical degree from Duke University School of Medicine in 1975 and received a juris doctorate degree from Oakland College of Law in 1996. Dr. Bonner has authored multiple medical publications and has patented the first disease modifying prescription medication for osteoarthritis. Dr. Bonner is currently the CEO of Medical Doctors Group, Inc. which has offices located at 2014 Santa Clara Avenue, Alameda, CA 94501.

Offering Circular Summary - Continued

Our activities have been limited to developing our business and financial plans. We will not have the necessary capital to further develop or execute our business plan until we are able to secure financing. There can be no assurance that such financing will be available on suitable terms. Even if we raise 100% of the offering, we may not have sufficient capital to begin generating substantial revenues from operations. We will receive proceeds from the sale of 30,000,000 shares of our common stock and intend to use the proceeds from this offering to further our current level of business operations. There is uncertainty that we will be able to sell any of the 30,000,000 shares being offered herein by the Company.

We anticipate covering any expenses relating to this offering that we may incur however, should we have inadequate funds to do so we may rely on our officers or directors to loan us funds to cover such expenses.

Because our Chief Executive Officer, Sylvester L. Crawford and our Chief Medical Officer, Kuo Liang Yang may be unwilling or unable to provide any additional capital to us, we believe that if we do not raise additional capital within 12 months of the qualified date of this Offering Statement, we may be required to suspend or cease the implementation of our business plan.

There is no established public trading market for our securities. Our shares are not and have not been listed or quoted on any exchange or quotation system.

In order for our shares to be quoted, a market maker must agree to file the necessary documents with the National Association of Securities Dealers, which operates the OTCQB. In addition, it is possible that such application for quotation may not be approved and even if approved it is possible that a regular trading market will not develop or that if it did develop, will be sustained. In the absence of a trading market, an investor may be unable to liquidate their investment.

Any investor who makes an investment in us may lose some or all of their investment. The above risks should be read in conjunction with our full list of risk factors on page 7.

Our Offering

We have authorized capital stock consisting of 100,000,000 shares of common stock, $0.0001 par value per share (“Common Stock”) and 20,000,000 shares of preferred stock, $0.0001 par value per share (“Preferred Stock”). We have 50,500,000 shares of Common Stock and no shares of Preferred Stock issued and outstanding. Through this offering we will register a total of 40,000,000 shares of common stock. These shares represent 30,000,000 additional shares of common stock to be issued by us and 10,000,000 shares of common stock to be offered by our selling stockholders. We may endeavor to sell all 30,000,000 shares of common stock after this registration becomes qualified. Upon qualification of this Offering Statement, the selling stockholders may also sell their own shares. The price at which we, the company, offer these shares is at a fixed price of $1.00 per share for the duration of the offering. The selling stockholders will also sell shares at a fixed price of $1.00 for the duration of the offering. There is no arrangement to address the possible effect of the offering on the price of the stock. We will receive all proceeds from the sale of our common stock but we will not receive any proceeds from the selling stockholders.

*The primary offering on behalf of the company is separate from the secondary offering of the selling stockholders in that the proceeds from the shares of stock sold by the selling stockholder’s will go directly to them, not the company. The same idea applies if the company approaches or is approached by investors who then subsequently decide to invest with the company. Those proceeds would then go to the company. Whomever the investors decide to purchase the shares from will be the beneficiary of the proceeds. None of the proceeds from the selling stockholders will be utilized or given to the company. Mr. Crawford will specify to investors at the time of any sale whether or not they are subscribing for shares on behalf of the Company or himself/LCMR Irrevocable Trust as an individual/entity. Accordingly, he will let investors know the final destination of the proceeds, whether it is for his own benefit or for that of the Company.

Currently, Kuo Liang Yang, our Chief Medical Officer, owns 33.66% of the voting power of our outstanding capital stock. After the offering, assuming all of his personal shares being offered are sold, Mr. Yang will hold approximately 16.94% of the voting power of our outstanding capital stock. Additionally, Sylvester Crawford, our Chief Executive Officer, is a beneficiary of LCMR Irrevocable Trust, which owns 33.66% of the voting power of our outstanding capital stock. After the offering, assuming all of the shares being offered on behalf of LCMR Irrevocable Trust are sold, LCMR Irrevocable Trust will hold 16.94% of the voting power of our outstanding capital stock.

Sylvester L. Crawford will be selling shares of common stock on behalf of the Company simultaneously to selling shares of stock that he is a beneficiary of through LCMR Irrevocable Trust. A conflict of interest may arise between Mr. Crawford’s interest in selling shares for his own benefit and his interest in selling shares on the Company’s behalf. This conflict of interest may affect the order in which shares are sold. As an example, Mr. Crawford may decide to sell some, or all, of the shares to which he is a beneficiary prior to selling shares on behalf of the Company. Mr. Crawford will specify to investors at the time of any sale whether or not they are subscribing for shares on behalf of the Company or himself/LCMR Irrevocable Trust as an individual/entity. Accordingly, he will let investors know the final destination of the proceeds, whether it is for his own benefit or for that of the Company. Regarding the sale of Mr. Crawford’s shares, through LCMR Irrevocable Trust, they will be sold at a fixed price of $1.00 for the duration of the offering.

*We will notify investors by filing an information statement that will be available for public viewing on the SEC Edgar Database of any such extension of the offering.

Securities being offered by the Company

30,000,000 shares of common stock, at a fixed price of $1.00 offered by us in a direct offering. Our offering will terminate upon the earliest of (i) such time as all of the common stock has been sold pursuant to the Offering Statement or (ii) 365 days from the qualified date of this offering circular unless extended by our Board of Directors for an additional 90 days. We may however, at any time and for any reason terminate the offering.

Securities being offered by the Selling Stockholders	10,000,000 shares of common stock, at a fixed price of $1.00 offered by selling stockholders in a resale offering. This fixed price applies at all times for the duration of the offering. The offering will terminate upon the earliest of (i) such time as all of the common stock has been sold pursuant to the Offering Statement or (ii) 365 days from the qualified date of this offering circular, unless extended by our Board of Directors for an additional 90 days. We may however, at any time and for any reason terminate the offering.

Offering price per share	We and the selling shareholders will sell the shares at a fixed price per share of $1.00 for the duration of this Offering.

Number of shares of common stock outstanding before the offering of common stock	50,500,000 common shares are currently issued and outstanding.

Number of shares of common stock outstanding after the offering of common stock	80,500,000 common shares will be issued and outstanding if we sell all of the shares we are offering herein.

Number of shares of preferred stock outstanding before the offering of common stock	no preferred shares are currently issued and outstanding.

Number of shares of preferred stock outstanding after the offering of common stock	no preferred shares will be issued and outstanding.

The minimum number of shares to be sold in this offering	None.

Market for the common shares	There is no public market for the common shares. The price per share is $1.00.

We may not be able to meet the requirement for a public listing or quotation of our common stock. Furthermore, even if our common stock is quoted or granted listing, a market for the common shares may not develop.

The offering price for the shares will remain at $1.00 per share for the duration of the offering.

Use of Proceeds	We intend to use the net proceeds to us for working capital, to increase our current level of inventory, to initiate marketing efforts to consumers, and to update our website so that it is more appealing to the consumer.

Termination of the Offering	This offering will terminate upon the earlier to occur of (i) 365 days after this Offering Statement becomes qualified with the Securities and Exchange Commission, or (ii) the date on which all 40,000,000 shares registered hereunder have been sold. We may, at our discretion, extend the offering for an additional 90 days. At any time and for any reason we may also terminate the offering.

Terms of the Offering	Our Chief Executive Officer, Sylvester L. Crawford will sell the 30,000,000 shares of common stock on behalf of the company, upon qualification of this Offering Statement, on a BEST EFFORTS basis.

Subscriptions:	All subscriptions once accepted by us are irrevocable.

Risk Factors:	See “Risk Factors” and the other information in this offering circular for a discussion of the factors you should consider before deciding to invest in shares of our common stock.

You should rely only upon the information contained in this offering circular. We have not authorized anyone to provide you with information different from that which is contained in this offering circular. We are offering to sell common stock and seeking offers to common stock only in jurisdictions where offers and sales are permitted.

SUMMARY OF OUR FINANCIAL INFORMATION

The following table sets forth selected financial information, which should be read in conjunction with the information set forth in the “Management’s Discussion and Analysis of Financial Position and Results of Operations” section and the accompanying financial statements and related notes included elsewhere in this offering circular.

The tables and information below are derived from our financial statements.

Global Pharma Labs, Inc.
Global Pharma Labs, Inc. Balance Sheet

As of August 31, 2016

TOTAL ASSETS	$-

LIABILITIES AND STOCKHOLDERS’ DEFICIT
CURRENT LIABILITIES:
Accrued expenses	5,113
Total current liabilities	5,113

STOCKHOLDERS' DEFICIT:

Preferred stock ($.0001 par value, 20,000,000 shares authorized, none issued and outstanding as of August 31, 2016)	-

Common stock ($.0001 par value, 100,000,000 shares authorized, 50,500,000 issued and outstanding as of August 31, 2016)	5,050

Additional paid in capital	20,000

Accumulated deficit	(30,163)
Total Stockholders' deficit	(5,113)
TOTAL LIABILITIES & STOCKHOLDERS’ DEFICIT	$-

Global Pharma Labs, Inc.
Statement of Operations

For the period from August 29, 2016 (date of inception) to August 31, 2016

Operating expenses

General and administrative expenses	$30,163
Total operating expenses	30,163

Net loss	$(30,163)

Basic and Diluted net loss per common share	$(0.00)

Weighted average number of common shares outstanding - Basic and Diluted	50,500,000

The Company is electing to not opt out of JOBS Act extended accounting transition period.  This may make its financial statements more difficult to compare to other companies.

Pursuant to the JOBS Act of 2012, as an emerging growth company the Company can elect to opt out of the extended transition period for any new or revised accounting standards that may be issued by the PCAOB or the SEC. The Company has elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the standard for the private company. This may make comparison of the Company’s financial statements with any other public company which is not either an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible as possible different or revised standards may be used.

Emerging Growth Company

The recently enacted JOBS Act is intended to reduce the regulatory burden on emerging growth companies. The Company meets the definition of an emerging growth company and so long as it qualifies as an “emerging growth company,” it will, among other things:

•	be temporarily exempted from the internal control audit requirements Section 404(b) of the Sarbanes-Oxley Act;

•	be temporarily exempted from various existing and forthcoming executive compensation-related disclosures, for example: “say-on-pay”, “pay-for-performance”, and “CEO pay ratio”;

•	be temporarily exempted from any rules that might be adopted by the Public Company Accounting Oversight Board requiring mandatory audit firm rotation or supplemental auditor discussion and analysis reporting;

•	be temporarily exempted from having to solicit advisory say-on-pay, say-on-frequency and say-on-golden-parachute shareholder votes on executive compensation under Section 14A of the Securities Exchange Act of 1934, as amended;

•	be permitted to comply with the SEC’s detailed executive compensation disclosure requirements on the same basis as a smaller reporting company; and,

•	be permitted to adopt any new or revised accounting standards using the same timeframe as private companies (if the standard applies to private companies).

Our company will continue to be an emerging growth company until the earliest of:

•	the last day of the fiscal year during which we have annual total gross revenues of $1 billion or more;

•	the last day of the fiscal year following the fifth anniversary of the first sale of our common equity securities in an offering registered under the Securities Act;

•	the date on which we issue more than $1 billion in non-convertible debt securities during a previous three-year period; or

•	the date on which we become a large accelerated filer, which generally is a company with a public float of at least $700 million (Exchange Act Rule 12b-2).

MANAGEMENT’S DISCUSSION AND ANALYSIS

Our cash balance is $0 as of August 31, 2016. Our cash balance is not sufficient to fund our limited levels of operations for any period of time. We have been utilizing, and may continue to utilize, funds from Sylvester L. Crawford, our Chief Executive Officer who has informally agreed to provide funds to allow us to pay for offering costs, filing fees, and professional fees in the event that the Company has insufficient funds. Mr. Crawford has no formal commitment, arrangement or legal obligation to advance or loan funds to the company. In order to implement our plan of operations for the next twelve-month period, we require a minimum of $7,500,000 of funding from this offering. Being an early stage company which has generated no revenue, we have a very limited operating history. After a twelve-month period we may need additional financing but currently do not have any arrangements for such financing.

Management has arbitrarily determined $30,000,000 as our target amount to raise based upon the amount that our Management believes is necessary in order to fund our operations in the future. This determination came about solely at the discretion of Management and is based upon no specific industry or business data. To date our expenses have totaled $30,163 from general and administrative expenses. In order to fund our use of proceeds, which includes salaries for current or future employees, expenses related to future office space, costs for clinical trials, research costs, licensing of products, marketing and distribution of products and general operating capital, we will require funds for marketing costs, additional physical inventory and general operating capital, management believes that a sum of $30,000,000 will allow the Company to begin operating without requiring further monetary assistance from the officers and Directors, but this sum was determined arbitrarily. In the event that we do not raise the full $30,000,000 our course of action will not change, but it is possible we may require additional funding from our Officers and Directors in order to achieve our desired results

On November 22, 2016, we entered into a license agreement with our Chief Executive Officer Sylvester L. Crawford in which we were granted an exclusive license to develop, manufacture, and commercialize Mr. Crawford’s patents and applications related to the development of a product candidate that is currently in early stage development, anywhere in the world for veterinary and human therapeutic and diagnostic use. We have the only licensing rights granted to the first patented disease modifying prescription medicine therapy for osteoarthritis, a disease affecting around 55 million people in USA, over 100 million in China, over 100 million in India and over 750 million people globally.

If we need additional cash and cannot raise it, we will either have to suspend operations until we do raise the cash we need, or cease operations entirely.

Any future funding provided to the Company by our Officers and Directors, according to our informal agreement, is speculative in nature and will only become relevant should new expenses crop up in the future which the Company does not have the means to pay without assistance. Any future funding provided by the Officers and Directors will be treated as equity. The Company is under no legal obligation to repay or repurchase any contributions at present or when operations become profitable.

Plan of Operations

Following this offering we plan to take steps toward improving our business in the following ways: Initially we will establish a strong presence among many marketing and sales channels including print, television, and online distribution networks in partnership with pharmaceutical companies that produce the Company’s OA-sys product. The exact media, both online and offline, and distribution networks with whom we will forge these relationships with have not been determined as of this point in time.

Additionally, we will begin efforts to establish a significant referral network among physicians and other healthcare providers that treat osteoarthritis illness. If we can establish a referral network among these industry professionals we believe that we will be able to reach an even greater range of clients. When patients speak with these healthcare providers about their osteoarthritis it is our goal to ensure that our OA-sys product is their principal recommendation. These endeavors will be an ongoing process, therefore at this point in time we do not have a significant referral network in place, nor do we have specific names of healthcare providers with whom we will seek to forge these relationships.

At this point in time the Company does not intend to actively manufacture the product(s) for its OA-sys product line. We intend to contract with third party FDA and/or FDA equivalent licensed pharmaceutical companies and manufacturers that will produce the Company’s products. The Company will receive fees equal to the difference between the contractual production price and the wholesale price.

*We intend to begin all of the above operations within the 12 months following this offering.

RISK FACTORS

Please consider the following risk factors and other information in this offering circular relating to our business before deciding to invest in our common stock.

This offering and any investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and all of the information contained in this offering circular before deciding whether to purchase our common stock. If any of the following risks actually occur, our business, financial condition and results of operations could be harmed. The trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment.

We consider the following to be the material risks for an investor regarding this offering. Our company should be viewed as a high-risk investment and speculative in nature. An investment in our common stock may result in a complete loss of the invested amount.

An investment in our common stock is highly speculative, and should only be made by persons who can afford to lose their entire investment in us. You should carefully consider the following risk factors and other information in this report before deciding to become a holder of our common stock. If any of the following risks actually occur, our business and financial results could be negatively affected to a significant extent.

Risks:

We have incurred significant losses since our inception, anticipate that we will incur substantial and increasing losses for the foreseeable future, and may never achieve or maintain profitability.

We are a pre-clinical stage biopharmaceutical company with a limited operating history. Since inception, we have focused our efforts primarily on developing OA-sys, with the goal of achieving regulatory approval. Since inception, we have incurred operating losses. To date, we have not received regulatory approvals for any of our product candidates or generated any revenue from the sale of products, and we do not expect to generate any revenue in the foreseeable future. We expect to continue to incur substantial and increasing expenses and operating losses over the next several years, as we continue to develop OA-sys, and our other current and future product candidates. In addition, we expect to incur significant sales, marketing, and manufacturing expenses related to the commercialization of OA-sys, and our other current and future product candidates, if they are approved by the U.S. Food and Drug Administration (“FDA”) or such an equivalent in any other jurisdiction. As a result, we expect to continue to incur significant losses for the foreseeable future. We anticipate that our expenses will increase substantially as we:

• conduct our pre-clinical trial with OA-sys for the treatment of the symptoms of pain, stiffness, and loss of function associated with OA.

• initiate and enroll patients in our pre-clinical trials in other indications for OA-sys;

• in-license or acquire additional product candidates;

• conduct early stage clinical trials for any product candidates that successfully complete proof of concept studies;

• seek regulatory approval for any product candidates that successfully complete late-stage clinical trials;

• conduct additional non-clinical studies with any product candidates;

• conduct preclinical studies with OA-sys or any additional product candidates;

• increase manufacturing batch sizes of OA-sys to satisfy FDA requirements and/or the requirements of other jurisdictions for a marketing application submission;

• establish a sales, marketing, and distribution infrastructure, and scale up external manufacturing capabilities to commercialize any products for which we may obtain regulatory approval and that we choose not to license to a third party;

• require larger quantities of product;

• maintain, expand, and protect our intellectual property portfolio;

• hire additional clinical, quality control, and scientific personnel;

To become and remain profitable, we must succeed in developing and eventually commercializing products that generate significant revenue. We do not expect to generate significant revenue unless and until we are able to obtain marketing approval for, and successfully commercialize one or more of our product candidates. This will require us to be successful in a range of challenging activities, including completing preclinical testing and clinical trials of our product candidates, discovering additional product candidates, potentially entering into collaboration and license agreements, obtaining regulatory approval for product candidates and manufacturing, marketing, and selling any products for which we may obtain regulatory approval, achieving market acceptance of our products, satisfying any post-marketing requirements, maintaining appropriate distribution, setting prices, and obtaining reimbursement for our products from private insurance or government payors. We are only in the preliminary stages of most of these activities. We may never succeed in these activities and, even if we do, may never achieve profitability.

Because of the numerous risks and uncertainties associated with pharmaceutical product development, we are unable to accurately predict the timing or amount of increased expenses we may incur or when, or if, we will be able to achieve profitability. If we are required by the FDA or comparable foreign regulatory authorities to perform studies in addition to those currently expected, or if there are any delays in completing our clinical trials or the development of any of our product candidates, our expenses could increase.

Even if we do achieve profitability, we may not be able to sustain or increase profitability on a quarterly or annual basis. Our failure to become and remain profitable would depress the value of our company and could impair our ability to raise capital, expand our business, maintain our research and development efforts, diversify our product offerings or even continue our operations. A decline in the value of our company could also cause you to lose all or part of your investment.

We will need additional funding to conduct our future clinical trials and to complete development and commercialization of our product candidates. Even if this offering is successful, if we are unable to raise capital when needed, we would be forced to delay, reduce, or eliminate our product development programs or commercialization efforts.

Conducting clinical trials, pursuing regulatory approvals, establishing outsourced manufacturing relationships and successfully manufacturing and commercializing our product candidates, including OA-sys, is, and will be, a very time-consuming, expensive, and uncertain process that takes years to complete. We will need to raise additional capital to:

• fund our future clinical trials for our current product candidates, especially if we encounter any unforeseen delays or difficulties in our planned development activities;

• fund our operations and continue our efforts to hire additional personnel and build a commercial infrastructure to prepare for the commercialization of OA-sys, and our other current and future product candidates, if approved by the FDA and/or the FDA equivalent in other jurisdictions;

• qualify and outsource the commercial-scale manufacturing of our products under current good manufacturing practices, or cGMP;

• develop additional product candidates, and

• in-license other product candidates.

We may not have sufficient financial resources to meet all of our objectives if OA-sys is approved, which could require us to postpone, scale back, or eliminate some, or all, of these objectives, including our potential launch activities relating to OA-sys. Our future funding requirements will depend on many factors, including, but not limited to:

• the potential for delays in our efforts to seek regulatory approval for OA-sys, and any costs associated with such delays;

• the costs of establishing a commercial organization to sell, market, and distribute OA-sys;

•the rate of progress and costs related to our Phase 1 development of OA-sys;

• the rate of progress and costs of our efforts to prepare for the submission of a new drug application, or NDA, for any product candidates that we may in-license or acquire in the future, and the potential that we may need to conduct additional clinical or preclinical trials to support applications for regulatory approval;

• the costs of filing, prosecuting, defending, and enforcing any patent claims and other intellectual property rights associated with our product candidates;

• the cost and timing of manufacturing sufficient supplies of OA-sys in preparation for commercialization;

•the effect of competing technological and market developments;

• subject to receipt of regulatory approval, revenue, if any, received from commercial sales of our product candidates;

• the terms and timing of any collaborative, licensing, co-promotion, or other arrangements that we may establish; and

• the success of the commercialization of OA-sys, and any other of our current or future product candidates.

Future capital requirements will also depend on the extent to which we acquire or invest in additional businesses, products, and technologies. Until we can generate a sufficient amount of product revenue, if ever, we expect to finance future cash needs through public or private equity offerings, debt financings, royalties, and corporate collaboration and licensing arrangements, as well as through interest income earned on cash and investment balances. We cannot be certain that additional funding will be available on acceptable terms, or at all. If adequate funds are not available, we may be required to delay, reduce the scope of, or eliminate one or more of our development programs or our commercialization efforts.

We have a limited operating history and no history of commercializing products, which may make it difficult to evaluate our business and prospects.

We commenced operations in 2016, and our operations to date have been limited to organizing and staffing our company, business planning, and developing our product candidates, including undertaking further analysis of preclinical studies and further analysis of proof of concept clinical trials of our lead product candidate, OA-sys. We have not yet demonstrated an ability to obtain regulatory approval for, or successfully commercialize, a product candidate. In addition we may encounter unforeseen expenses, difficulties, complications, delays, and other known and unknown difficulties. If our product candidates are approved by the FDA or by the FDA equivalent in any other jurisdiction, we will need to expand our capabilities to support commercial activities. We may not be successful in adding such capabilities. Consequently, any predictions about our future performance may not be as accurate as they could be if we had a history of successfully developing and commercializing pharmaceutical products.

We are substantially dependent on the success of our lead product candidate, OA-sys and cannot guarantee that this product candidate will successfully complete our planned clinical trials, receive regulatory approval, or be successfully commercialized.

We currently have no products approved for commercial distribution. We have invested a significant portion of our efforts and financial resources in the development of our most advanced product candidate, OA-sys. Our business depends entirely on the successful development and commercialization of our product candidates, and in particular,OA-sys, which may never occur. Our ability to generate revenues in the near term is substantially dependent on our ability to develop, obtain regulatory approval for, and then successfully commercialize OA-sys. We currently generate no revenues from sales of any products, and we may never be able to develop or commercialize a marketable product.

Our lead product candidate, OA-sys, will require clinical and non-clinical development, regulatory approval, commercial manufacturing arrangements, establishment of a commercial organization, significant marketing efforts, and further investment before we generate any revenues from product sales. We plan to initiate our clinical trials with OA-sys for the treatment of pain, stiffness, and loss of function in patients with OA by July 2018. However, we cannot assure you that we will meet this timeline.

We are not permitted to market or promote any of our product candidates, including OA-sys, before we receive regulatory approval from the FDA or comparable foreign regulatory authorities, and we may never receive such regulatory approval for any of our product candidates. Even if OA-sys is approved, they may be subject to limitations on the indicated uses for which it may be marketed, distribution restrictions, or to other conditions of approval, may contain significant safety warnings, including boxed warnings, contraindications, and precautions, may not be approved with label statements necessary or desirable for successful commercialization, or may contain requirements for costly post-market testing and surveillance, or other requirements, including the submission of a risk evaluation and mitigation strategy, or REMS, to monitor the safety or efficacy of the products. If we do not receive FDA approval or the approval of an offshore jurisdiction for, and successfully commercialize, OA-sys, we will not be able to generate revenue from these product candidates in the United States or in any other jurisdiction in the foreseeable future, or at all. Any significant delays in obtaining approval for and commercializing OA-sys will have a material adverse impact on our business and financial condition.

We have not previously submitted an NDA to the FDA, or similar drug approval filings to comparable foreign authorities, for any product candidate, and we cannot be certain that OA-sys, or any other of our current or future product candidates will be successful in clinical trials or receive regulatory approval. In addition, we have not submitted an IND for OA-sys and have only completed proof of concept studies. Furthermore, our product candidate OA-sys is only in the early stages of product development and additional preclinical work is required before we may submit an IND and begin clinical trials.

The regulatory approval processes of the FDA and comparable foreign authorities are lengthy, time consuming and inherently unpredictable. If we are not able to obtain, or if there are delays in obtaining, required regulatory approvals, we will not be able to commercialize our product candidates as expected, and our ability to generate revenue will be materially impaired.

The time required to obtain approval by the FDA and comparable foreign authorities is unpredictable but typically takes many years following the commencement of clinical trials and depends upon numerous factors, including the substantial discretion of the regulatory authorities. In addition, approval policies, regulations, or the type and amount of clinical data necessary to gain approval may change during the course of a product candidate's clinical development and may vary among jurisdictions, and may require us to amend our clinical trial protocols or conduct additional studies that require regulatory or institutional review board, or IRB, approval, or otherwise cause delays in the approval or rejection of an application. We have not obtained regulatory approval for any product candidate and it is possible that none of our existing product candidates, including OA-sys or any product candidates we may seek to develop in the future, will ever obtain regulatory approval. Any delay in obtaining or failure to obtain required approvals could materially adversely affect our ability or that of any of our collaborators to generate revenue from the particular product candidate, which likely would result in significant harm to our financial position and adversely impact our stock price.

Our product candidates and the activities associated with their development and commercialization, including their design, testing, manufacture, safety, efficacy, recordkeeping, labeling, storage, approval, advertising, promotion, sale, and distribution, are subject to comprehensive regulation by the FDA and other regulatory agencies in the United States and by the EMA, and similar regulatory authorities outside the United States and Europe. Failure to obtain marketing approval for a product candidate will prevent us from commercializing the product candidate. We have no experience in filing and supporting the applications necessary to gain marketing approvals and expect to rely on third-party clinical research organizations, or CROs, and consultants to assist us in this process. Securing marketing approval requires the submission of extensive preclinical and clinical data and supporting information to regulatory authorities for each therapeutic indication to establish the product candidate's safety and efficacy for that indication. Securing marketing approval also requires the submission of information about the product manufacturing process to, and inspection of manufacturing facilities and clinical trial sites by, the regulatory authorities.

Clinical testing is expensive and can take many years to complete, and its outcome is inherently uncertain. Failure can occur at any time during the clinical trial process. The results of preclinical studies and early clinical trials of our product candidates may not be predictive of the results of later-stage clinical trials. Product candidates in later stages of clinical trials may fail to show the desired safety and efficacy traits despite having progressed through preclinical studies and initial clinical trials. Preclinical studies may also reveal unfavorable product candidate characteristics, including safety concerns. A number of companies in the pharmaceutical industry have suffered significant setbacks in advanced clinical trials due to lack of efficacy or adverse safety profiles, notwithstanding promising results in earlier trials. Our future clinical trial results may not be successful. Moreover, should there be a flaw in a clinical trial, it may not become apparent until the clinical trial is well advanced.

We may also experience numerous unforeseen events during, or as a result of clinical trials that could delay or prevent our ability to receive marketing approval or commercialize our product candidates, including:

• regulators or IRBs may not authorize us or our investigators to commence a clinical trial or conduct a clinical trial at a prospective trial site or amend trial protocols;

• we may experience delays in reaching, or fail to reach, agreement on acceptable clinical trial contracts or clinical trial protocols with prospective trial sites and our CROs;

• clinical trials of our product candidates may produce negative or inconclusive results, or our studies may fail to reach the necessary level of statistical significance, and we may decide, or regulators may require us, to conduct additional clinical trials or abandon product development programs. For instance, as symptoms of OA are also consistent with other disease which may spontaneously resolve on its own, our studies in recently diagnosed patients may fail to show a treatment effect;

• the number of patients required for clinical trials of our product candidates may be larger than we anticipate, enrollment in these clinical trials may be slower than we anticipate or participants may drop out of these clinical trials at a higher rate than we anticipate;

• our third-party contractors may fail to comply with regulatory requirements or the clinical trial protocol, or meet their contractual obligations to us in a timely manner, or at all, or we may be required to engage in additional clinical trial site monitoring;

• we, the regulators, or IRBs may require that we or our investigators suspend or terminate clinical research for various reasons, including noncompliance with regulatory requirements or a finding that the participants are being exposed to unacceptable health risks, undesirable side effects, or other unexpected characteristics of the product candidate, or due to findings of undesirable effects caused by a chemically or mechanistically similar drug or drug candidate;

• changes in marketing approval policies during the development period rendering our data insufficient to obtain marketing approval;

• changes in or the enactment of additional statutes or regulations;

• changes in regulatory review for each submitted product application;

• the cost of clinical trials of our product candidates may be greater than we anticipate or we may have insufficient funds for a clinical trial or to pay the substantial user fees required by the FDA upon the filing of an NDA;

• the supply or quality of our product candidates or other materials necessary to conduct clinical trials of our product candidates may be insufficient or inadequate;

• we may decide, or regulators may require us, to conduct additional clinical trials, analyses, reports, data, or preclinical trials, or we may abandon product development programs.

• we may fail to reach an agreement with regulators regarding the scope or design of our clinical trials;

• we may have delays in adding new investigators or clinical trial sites, or we may experience a withdrawal of clinical trial sites;

• patients that enroll in our studies may misrepresent their eligibility or may otherwise not comply with the clinical trial protocol, resulting in the need to drop the patients from the study or clinical trial, increase the needed enrollment size for the study or clinical trial or extend the study's or clinical trial's duration;

•there may be regulatory questions regarding interpretations of data and results, or new information may emerge regarding our product candidates;

• the FDA or comparable foreign regulatory authorities may disagree with our study design or our interpretation of data from preclinical studies and clinical trials or find that a product candidate's benefits do not outweigh its safety risks. For instance, in our communications with the FDA, the FDA has raised questions and had comments regarding our preclinical and clinical studies, such as comments on the acceptability of the proposed trial designs for our product candidates, the number of patients planned for our studies, our data analysis plans, the species and doses used in our preclinical studies, and the results of our preclinical studies;

• the FDA or comparable foreign regulatory authorities may not accept data from studies with clinical trial sites in foreign countries;

• the FDA or comparable foreign regulatory authorities may disagree with our intended indications. For instance, the FDA may raise questions regarding the relevance of only studying knee OA.

• the FDA or comparable foreign regulatory authorities may fail to approve or subsequently find fault with the manufacturing processes or our manufacturing facilities for clinical and future commercial supplies;

• the FDA or comparable foreign regulatory authorities may take longer than we anticipate to make a decision on our product candidates; and

• we may not be able to demonstrate that a product candidate provides an advantage over current standards of care or current or future competitive therapies in development.

Moreover, if we are required to conduct additional clinical trials or other testing of our product candidates beyond those that we currently contemplate, if we are unable to successfully complete clinical trials or other testing of our product candidates, if the results of these trials or tests are not positive, or are only modestly positive or if there are safety concerns, we may:

• be delayed in obtaining marketing approval for our product candidates;

• not obtain marketing approval at all;

• obtain approval for indications or patient populations that are not as broad as intended or desired or are not covered by our intellectual property;

• obtain approval with labeling that includes significant use or distribution restrictions, including restrictions on the intended patient population, or safety warnings, including boxed warnings, contraindications, and precautions, or may not include label statements necessary or desirable for successful commercialization;

• be subject to additional post-marketing testing and surveillance requirements, including REMS; or

• have the product removed from the market after obtaining marketing approval.

Our product candidate development costs will also increase if we experience delays in testing or approvals and we may not have sufficient funding to complete the testing and approval process for any of our product candidates. We may be required to obtain additional funds to complete clinical trials and prepare for possible commercialization of our product candidates. We do not know whether any preclinical tests or clinical trials will be required, will begin as planned, will need to be restructured, or will be completed on schedule, or at all. Significant delays relating to any preclinical or clinical trials also could shorten any periods during which we may have the exclusive right to commercialize our product candidates or allow our competitors, or the competitors of our collaborators, to bring products to market before we do and impair our ability to successfully commercialize our product candidates and may harm our business and results of operations. In addition, many of the factors that cause, or lead to, such delays may ultimately lead to the denial of marketing approval of any of our product candidates. If any of this occurs, our business, financial condition, results of operations, and prospects will be materially harmed.

Regulatory authorities have substantial discretion in the approval process and may refuse to accept any application or may decide that our data are insufficient for approval and require additional preclinical, clinical or other studies. In addition, varying interpretations of the data obtained from preclinical and clinical testing could delay, limit or prevent marketing approval of a product candidate. Furthermore, there is the possibility that the FDA has not previously reviewed product candidates for the indications we are pursuing, such as anti-infectives for the treatment of OA pain, stiffness, and loss of function. As a result, we may experience delays in regulatory approval due to uncertainties in the approval process.

Finally, even if we were to obtain approval, regulatory authorities may approve any of our product candidates for fewer or more limited indications or uses than we request, may contain significant safety warnings, including black box warnings, contraindications, and precautions, may grant approval contingent on the performance of costly post-marketing clinical trials, surveillance, or other requirements, including REMS to monitor the safety or efficacy of the product, or may approve a product candidate with a label that does not include the labeling claims necessary or desirable for the successful commercialization of that product candidate. Any of these scenarios could compromise the commercial prospects for our product candidates.

If we experience delays in obtaining approval, if we fail to obtain approval of a product candidate or if the label for a product candidate does not include the labeling claims necessary or desirable for the successful commercialization of that product candidate, the commercial prospects for such product candidate may be harmed and our ability to generate revenues from that product candidate will be materially impaired.

The FDA may determine that OA-sys, or any other of our current or future product candidates have undesirable side effects that could delay or prevent their regulatory approval or commercialization.

Undesirable side effects caused by our product candidates could cause us, IRBs, and other reviewing entities or regulatory authorities to interrupt, delay, or halt clinical trials and could result in a more restrictive label or the delay or denial of regulatory approval by the FDA or other comparable foreign authorities. For example, if concerns are raised regarding the safety of a new drug as a result of undesirable side effects identified during clinical or preclinical testing, the FDA may order us to cease further development, decline to approve the drug or issue a letter requesting additional data or information prior to making a final decision regarding whether or not to approve the drug.

The number of requests for additional data or information issued by the FDA in recent years has increased, and resulted in substantial delays in the approval of several new drugs. Undesirable side effects caused by OA-sys, or any other of our current or future product candidates could also result in denial of regulatory approval by the FDA or other comparable foreign authorities for any or all targeted indications or the inclusion of unfavorable information in our product labeling, such as limitations on the indicated uses for which the products may be marketed or distributed, a label with significant safety warnings, including boxed warnings, contraindications, and precautions, a label without statements necessary or desirable for successful commercialization, or may result in requirements for costly post-marketing testing and surveillance, or other requirements, including REMS, to monitor the safety or efficacy of the products, and in turn prevent us from commercializing and generating revenues from the sale of OA-sys, or any other of our current or future product candidates.

If any of our other product candidates is associated with serious adverse events or undesirable side effects or have properties that are unexpected, we may need to abandon development or limit development of that product candidate to certain uses or subpopulations in which the undesirable side effects or other characteristics are less prevalent, less severe or more acceptable from a risk-benefit perspective. The drug-related side effects could affect patient recruitment or the ability of enrolled patients to complete the trial or result in potential product liability claims. Any of these occurrences may significantly harm our business, financial condition, results of operations, and prospects.

Failure to obtain marketing approval in international jurisdictions would prevent our product candidates from being marketed in those jurisdictions.

In order to market and sell our products in the European Union and many other jurisdictions, we or our third-party collaborators must obtain separate marketing approvals and comply with numerous and varying regulatory requirements. The approval procedure varies among countries and can involve additional testing. The time required to obtain approval by the FDA may differ substantially from that required to obtain approval by other jurisdictions. The regulatory approval process outside the United States generally includes all of the risks associated with obtaining FDA approval. In addition, in many countries outside the United States, it is required that the product be approved for reimbursement before the product can be approved for sale in that country. We or these third parties may not obtain approvals from regulatory authorities outside the United States on a timely basis, if at all. Approval by the FDA or its equivalent in another country does not ensure approval by regulatory authorities in all countries or jurisdictions, and approval by one regulatory authority outside the United States does not ensure approval by regulatory authorities in other countries or jurisdictions or by the FDA. However, the failure to obtain approval in one jurisdiction may compromise our ability to obtain approval elsewhere. We may not be able to file for marketing approvals and may not receive necessary approvals to commercialize our products in any market.

In the future we may face significant competition from other pharmaceutical and biotechnology companies, academic institutions, government agencies, and other research organizations. Our operating results will suffer if we fail to compete effectively.

The development and commercialization of new drug products is highly competitive. We face competition with respect to our current product candidates, and will face competition with respect to any product candidates that we may seek to develop or commercialize in the future, from major pharmaceutical companies, specialty pharmaceutical companies, and biotechnology companies worldwide. There are a number of large pharmaceutical and biotechnology companies that currently market and sell products or are pursuing the development of products for the treatment of pain and central nervous system disorders. Potential competitors also include academic institutions, government agencies, and other public and private research organizations that conduct research, seek patent protection, and establish collaborative arrangements for research, development, manufacturing, and commercialization.

Specifically, there are a large number of companies developing or marketing therapies for the treatment and management of pain, including the pain of osteoarthritis. Among the companies that currently market or are developing therapies that, if approved, our product candidates would potentially compete with include: Alkermes plc; Allergan plc; Carbylan Therapeutics, Inc.; Eli Lilly and Company; Flexion Therapeutics, Inc.; Grunenthal GmbH; Janssen Research & Development, LLC; Levolta Pharmaceuticals, Inc.; Merrion Pharmaceuticals plc; Otsuka Pharmaceutical Co. Ltd.; Thar Pharmaceuticals, Inc.; and Transition Therapeutics Inc.

Our commercial opportunities could be reduced or eliminated if our competitors develop and commercialize products that are safer, more effective, have fewer or less severe side effects, are more convenient or are less expensive than any products that we may develop. Our competitors also may obtain FDA or other regulatory approval for their products more rapidly than we may obtain approval for ours, which could result in our competitors establishing a strong market position before we are able to enter the market. In addition, our ability to compete may be affected in many cases by insurers or other third-party payors seeking to encourage the use of generic products.

We are not aware of any generic products currently available on the market that are approved for the specific indications that we are pursuing; however, generic forms of the active ingredients of our product candidates could be used off-label. Any such off-label use could adversely affect our profitability and have a negative effect on our operating results and financial condition.

Many of the companies against which we are competing or against which we may compete in the future have significantly greater financial resources and expertise in research and development, manufacturing, preclinical testing, conducting clinical trials, obtaining regulatory approvals, and marketing approved products than we do. Mergers and acquisitions in the pharmaceutical and biotechnology industries may result in even more resources being concentrated among a smaller number of our competitors. Early stage companies may also prove to be significant competitors, particularly through collaborative arrangements with large and established companies. These third parties compete with us in recruiting and retaining qualified scientific and management personnel and establishing clinical trial sites and patient registration for clinical trials, as well as in acquiring technologies complementary to, or necessary for, our programs.

If we are unable to establish effective marketing and sales capabilities or enter into agreements with third parties to market and sell our product candidates, if they are approved, we may be unable to generate product revenues.

We currently do not have a commercial infrastructure for the marketing, sale, and distribution of pharmaceutical products. If approved, in order to commercialize our products, we must build our marketing, sales, and distribution capabilities or make arrangements with third parties to perform these services. We may not be successful in doing so. If one of our product candidates is approved by the FDA, we plan to build a commercial infrastructure, including the creation of a specialty sales force to launch that product candidate throughout the United States. In the future, we may seek to further penetrate the U.S. market by expanding our sales force or through collaborations with other pharmaceutical or biotechnology companies or third-party manufacturing and sales organizations. If approved for marketing outside the United States, we intend to commercialize our product candidates outside the United States with a marketing and sales collaborator or collaborators, and with our own sales force.

We have no prior experience in the marketing, sale, and distribution of pharmaceutical products, and there are significant risks involved in the building and managing of a commercial infrastructure. The establishment and development of our own sales force and related compliance plans to market any products we may develop will be expensive and time consuming and could delay any product launch, and we may not be able to successfully develop this capability. We, or our future collaborators, will have to compete with other pharmaceutical and biotechnology companies to recruit, hire, train, manage, and retain marketing and sales personnel. In the event we are unable to develop a marketing and sales infrastructure, we may not be able to commercialize OA-sys, or any other of our current or future product candidates, which would limit our ability to generate product revenues. Factors that may inhibit our efforts to commercialize OA-sys, or any other of our current or future product candidates on our own include:

• our inability to recruit, train, manage, and retain adequate numbers of effective sales and marketing personnel;

• the inability of sales personnel to obtain access to physicians or persuade adequate numbers of physicians to prescribe OA-sys, or any other of our current or future product candidates;

• our inability to effectively oversee a geographically dispersed sales and marketing team;

• the costs associated with training sales and marketing personnel on legal and regulatory compliance matters and monitoring their actions;

• an inability to secure adequate coverage and reimbursement by government and private health plans;

• the clinical indications for which the product is approved;

• limitations or warnings, including distribution or use restrictions, contained in the product's approved labeling;

• any distribution and use restrictions imposed by the FDA or to which we agree as part of a mandatory REMS or voluntary risk management plan;

•liability for sales or marketing personnel who fail to comply with the applicable legal and regulatory requirements;

•the lack of complementary products to be offered by sales personnel, which may put us at a competitive disadvantage relative to companies with more extensive product lines; and

•unforeseen costs and expenses associated with creating an independent sales and marketing organization or engaging a contract sales organization.

Although our current plan is to hire most of our sales and marketing personnel only if a product candidate is approved by the FDA or the FDA equivalent in another jurisdiction, we will incur expenses prior to product launch in recruiting this sales force and developing a marketing and sales infrastructure. If a commercial launch is delayed as a result of FDA requirements or requirements by the FDA equivalent in another jurisdiction or other reasons, we would incur these expenses prior to being able to realize any revenue from sales of our product candidates. Even if we are able to effectively hire a sales force and develop a marketing and sales infrastructure, our sales force and marketing teams may not be successful in commercializing OA-sys, or any other of our current or future product candidates.

In the event we are unable to collaborate with a third-party marketing and sales organization to commercialize any approved product candidates outside the United States, our ability to generate product revenues may be limited. To the extent we rely on third parties to commercialize any products for which we obtain regulatory approval, we may receive less revenues than if we commercialized these products ourselves. In addition, we would have less control over the sales efforts of any other third parties involved in our commercialization efforts, and could be held liable if they failed to comply with applicable legal or regulatory requirements.

We will rely, and expect to continue to rely, on third parties to conduct, supervise, and monitor our preclinical studies and clinical trials, and those third parties may not perform satisfactorily, including failing to meet deadlines for the completion of such trials or failing to comply with regulatory requirements.

We will rely on third-party CROs to conduct, supervise, and monitor our preclinical and clinical trials for our product candidates, including OA-sys, and do not currently plan to independently conduct clinical or preclinical trials of any other potential product candidates. We expect to continue to rely on third parties, such as CROs, clinical data management organizations, medical institutions, and clinical investigators, to conduct our preclinical studies and clinical trials. While we have agreements governing their activities, we have limited influence over their actual performance and control only certain aspects of their activities. The failure of these third parties to successfully carry out their contractual duties or meet expected deadlines could substantially harm our business because we may not obtain marketing approval for or commercialize our product candidates in a timely manner or at all. Moreover, these agreements might terminate for a variety of reasons, including a failure to perform by the third parties. If we need to enter into alternative arrangements, that would delay our product development activities and adversely affect our business.

Our reliance on these third parties for development activities will reduce our control over these activities. Nevertheless, we are responsible for ensuring that each of our studies is conducted in accordance with the applicable protocol, legal, regulatory, and scientific standards and our reliance on the CROs does not relieve us of our regulatory responsibilities. For example, we will remain responsible for ensuring that each of our preclinical trials is conducted in accordance with the general investigational plan and protocols for the trial and for ensuring that our preclinical trials are conducted in accordance with good laboratory practice, or GLP, as appropriate. Moreover, the FDA and comparable foreign regulatory authorities require us to comply with standards, commonly referred to as good clinical practices, or GCPs, for conducting, recording, and reporting the results of preclinical and clinical trials to assure that data and reported results are credible and accurate and that the rights, integrity, and confidentiality of trial participants are protected. Regulatory authorities enforce these requirements through periodic inspections of trial sponsors, clinical investigators, and trial sites. If we or any of our CROs fail to comply with applicable GCPs, we or our CROs may be subject to enforcement or other legal actions, the clinical data generated in our clinical trials may be deemed unreliable and the FDA or comparable foreign regulatory authorities may require us to perform additional clinical trials.

In addition, once we have an approved product, we will be required to report certain financial interests of our third-party investigators if these relationships exceed certain financial thresholds or meet other criteria. The FDA or comparable foreign regulatory authorities may question the integrity of the data from those clinical trials conducted by investigators who previously served or currently serve as scientific advisors or consultants to us from time to time and receive cash compensation in connection with such services or otherwise receive compensation from us that could be deemed to impact study outcome, proprietary interests in a product candidate, certain company equity interests, or significant payments of other sorts.

We cannot assure you that upon inspection by a given regulatory authority, such regulatory authority will determine that any of our preclinical or clinical trials complies with GCP regulations. In addition, our clinical trials must be conducted with product candidates that were produced under cGMP regulations. Our failure to comply with these regulations may require us to repeat clinical trials, which would delay the regulatory approval process. We also are required to register certain clinical trials and post the results of certain completed clinical trials on a government-sponsored database, ClinicalTrials.gov, within specified timeframes. Failure to do so can result in enforcement actions and adverse publicity.

Our CROs may also have relationships with other entities, some of which may be our competitors, for whom they may also be conducting clinical trials or other drug development activities that could harm our competitive position. In addition, our CROs are not our employees, and except for remedies available to us under our agreements with such CROs, we cannot control whether or not they devote sufficient time and resources to our ongoing clinical, non-clinical, and preclinical programs. If these third parties do not successfully carry out their contractual duties, meet expected deadlines or conduct our preclinical studies or clinical trials in accordance with regulatory requirements or our stated protocols, if they need to be replaced or if the quality or accuracy of the clinical data they obtain is compromised due to the failure to adhere to our clinical protocols, regulatory requirements or for other reasons, our clinical trials may be extended, delayed, or terminated and we may not be able to obtain, or may be delayed in obtaining, marketing approvals for our product candidates and will not be able to, or may be delayed in our efforts to, successfully commercialize our product candidates, or we or they may be subject to regulatory enforcement actions. As a result, our results of operations and the commercial prospects for our product candidates would be harmed, our costs could increase and our ability to generate revenues could be delayed. To the extent we are unable to successfully identify and manage the performance of third-party service providers in the future, our business may be materially and adversely affected.

If any of our relationships with these third-party CROs terminate, we may not be able to enter into arrangements with alternative CROs or to do so on commercially reasonable terms. Switching or adding additional CROs involves additional cost and requires management time and focus. In addition, there is a natural transition period when a new CRO commences work. As a result, delays could occur, which could compromise our ability to meet our desired development timelines. Though we carefully manage our relationships with our CROs, there can be no assurance that we will not encounter similar challenges or delays in the future or that these delays or challenges will not have a material adverse impact on our business, financial condition and prospects, and results of operations.

If the manufacturers upon whom we rely fail to produce our product candidates in the volumes that we require on a timely basis, or to comply with stringent regulations applicable to pharmaceutical drug manufacturers, we may face delays in the development and commercialization of, or be unable to meet demand for, our products and may lose potential revenues.

We do not manufacture any of our product candidates, but we may do so in the future. We currently outsource all manufacturing of our product candidates to third parties typically without any guarantee that there will be sufficient supplies to fulfill our requirements or that we may obtain such supplies on acceptable terms. Any delays in obtaining adequate supplies with respect to our product candidates may delay the development or commercialization of our product candidates. Moreover, we do not yet have agreements established regarding commercial supply of our product candidates, and we may not be able to establish or maintain commercial manufacturing arrangements on commercially reasonable terms for OA-sys, or any other of our current or future product candidates for which we obtain approval in the future.

We may not succeed in our efforts to establish manufacturing relationships or other alternative arrangements for any of our existing or future product candidates and programs. Our product candidates may compete with other products and product candidates for access to manufacturing facilities. There are a limited number of manufacturers that operate under cGMP regulations and that are both capable of manufacturing for us and willing to do so. If our existing third-party manufacturers, or the third parties that we engage in the future to manufacture a product for commercial sale or for our clinical trials, should cease to continue to do so for any reason, we likely would experience delays in obtaining sufficient quantities of our product candidates for us to meet commercial demand or to advance our clinical trials while we identify and qualify replacement suppliers. If for any reason we are unable to obtain adequate supplies of our product candidates or the drug substances used to manufacture them, it will be more difficult for us to develop our product candidates and compete effectively. Further, even if we do establish such collaborations or arrangements, our third-party manufacturers may breach, terminate, or not renew these agreements.

Any problems or delays we experience in preparing for commercial-scale manufacturing of a product candidate may result in a delay in FDA approval of the product candidate or may impair our ability to manufacture commercial quantities or such quantities at an acceptable cost, which could result in the delay, prevention, or impairment of clinical development and commercialization of our product candidates and could adversely affect our business. For example, our manufacturers will need to produce specific batches of our product candidates to demonstrate acceptable stability under various conditions and for commercially viable lengths of time. We and our contract manufacturers will need to demonstrate to the FDA and other regulatory authorities that this is acceptable stability data for our product candidates, as well as validate methods and manufacturing processes, in order to receive regulatory approval to commercialize OA-sys, or any of our other current or future product candidates. Furthermore, if our commercial manufacturers fail to deliver the required commercial quantities of bulk drug substance or finished product on a timely basis and at commercially reasonable prices, we would likely be unable to meet demand for our products and we would lose potential revenues.

We only have one contract manufacturer for OA-sys for use in our preclinical trials. In addition, we do not have any long-term commitments from our suppliers of clinical trial material or guaranteed prices for our product candidates. The manufacture of pharmaceutical products requires significant expertise and capital investment, including the development of advanced manufacturing techniques and process controls. Manufacturers of pharmaceutical products often encounter difficulties in production, particularly in scaling up initial production. These problems include difficulties with production costs and yields, quality control, including stability of the product candidate and quality assurance testing, shortages of qualified personnel, and compliance with strictly enforced federal, state, and foreign regulations. Our manufacturers may not perform as agreed. If our manufacturers were to encounter any of these difficulties, our ability to provide product candidates to patients in our clinical trials and for commercial use, if approved, would be jeopardized.

In addition, all manufacturers of our product candidates must comply with cGMP requirements enforced by the FDA that are applicable to both finished drug products and active pharmaceutical ingredients used both for clinical and commercial supply, through its facilities inspection program. Our manufacturers must be approved by the FDA or its equivalent in other jurisdictions pursuant to inspections that will be conducted upon our submission of our marketing applications to the agency. The cGMP requirements include quality control, quality assurance, and the maintenance of records and documentation. Manufacturers of our product candidates may be unable to comply with our specifications, these cGMP requirements and with other FDA, state, and foreign regulatory requirements. If our contract manufacturers cannot successfully manufacture material that conforms to our specifications and the strict regulatory requirements of the FDA or other regulatory authorities, they will not be able to secure or maintain regulatory approval for their manufacturing facilities. While we are ultimately responsible for the manufacture of our product candidates, other than through our contractual arrangements, we have little control over our manufacturers' compliance with these regulations and standards. If the FDA or a comparable foreign regulatory authority does not approve these facilities for the manufacture of our product candidates or if it withdraws any such approval in the future, we may need to find alternative manufacturing facilities, which would significantly impact our ability to develop, obtain regulatory approval for or market our product candidates, if approved. A failure to comply with these requirements may result in regulatory enforcement actions against our manufacturers or us, including fines and civil and criminal penalties, including imprisonment, suspension or restrictions of production, suspension, delay or denial of product approval or supplements to approved products, clinical holds or termination of clinical studies, warning or untitled letters, regulatory authority communications warning the public about safety issues with the drug, refusal to permit the import or export of the products, product seizure, detention, or recall, suits under the civil False Claims Act, corporate integrity agreements, consent decrees, or withdrawal of product approval. If the safety of any quantities supplied is compromised due to our manufacturers' failure to adhere to applicable laws or for other reasons, we may not be able to obtain regulatory approval for or successfully commercialize our product candidates.

Any failure or refusal to supply our product candidates or components for our current or future product candidates that we may develop could delay, prevent or impair our clinical development or commercialization efforts. Any change in our manufacturers could be costly because the commercial terms of any new arrangement could be less favorable and because the expenses relating to the transfer of necessary technology and processes could be significant.

We are dependent upon our license agreement with our Chief Executive Officer related to the development of our current product candidates, and if the agreement is terminated for any reason our business will be materially harmed.

On November 22, 2016 we entered into an exclusive license agreement with Mr. Sylvester Crawford, our CEO. We were granted exclusive licenses to develop, manufacture, and commercialize Mr. Crawford’s patents and applications related to the development of OA-sys, a product candidate that is currently in early stage development, anywhere in the world for human therapeutic and diagnostic use. Pursuant to the agreement, we are required to use commercially reasonable efforts to develop, obtain regulatory approval for, and commercialize OA-sys. Under the terms of the agreements, we are required to pay Mr. Crawford a royalty equal to 1.5% of of net sales of products containing the licensed technology by us, our affiliates, or permitted sublicensees. Unless earlier terminated by a party for cause or by us for convenience, the agreements remain in effect on a product-by-product and country-by-country basis until the later to occur of (1) the applicable product is no longer covered by a valid claim in that country or (2) 10 years from the first commercial sale of the applicable product in that country. Upon expiration of the agreements with respect to a product in a country, our license grant for that product in that country will become a fully paid-up, royalty-free, perpetual non-exclusive license. If Mr. Crawford terminates any of the agreements for cause, or if we exercise our right to terminate any of the agreements for convenience, the rights granted to us under such terminated agreement will revert to Mr. Crawford. To date, we have not been required to make any payments to Mr. Crawford under the license agreement. If the license agreement with Mr. Crawford is terminated for any reason, our business, financial condition, results of operations, and prospects will be materially harmed.

It is difficult and costly to protect our proprietary rights and as a result we may not be able to ensure their protection. In addition, patents have a limited lifespan and will eventually expire.

Market exclusivity awarded by the FDA upon the approval of an NDA is limited in scope and duration. Our commercial success will depend in part on obtaining, maintaining, enforcing, and defending against third-party challenges, our patent and trade secret protection for OA-sys, and any other of our current and future product candidates that we may develop, license, or acquire, and the related manufacturing methods. We will only be able to fully protect our technologies from unauthorized use by third parties to the extent that valid and enforceable patents or trade secrets cover them.

The patent prosecution process is expensive and time consuming, and we may not be able to file and prosecute all necessary or desirable patent applications at a reasonable cost or in a timely manner. It is also possible that we will fail to identify patentable aspects of our research and development output before it is too late to obtain patent protection. Moreover, should we enter into additional collaborations we may be required to consult with or cede control to collaborators regarding the prosecution, maintenance, and enforcement of our patents. Therefore, these patents and applications may not be prosecuted and enforced in a manner consistent with the best interests of our business. The patent positions of pharmaceutical and biotechnology companies can be highly uncertain and involve complex legal and factual questions for which important legal principles remain unresolved. No consistent policy regarding the breadth of claims allowed in pharmaceutical or biotechnology patents has emerged to date in the United States. The patent situation outside the United States is even more uncertain. Changes in either the patent laws or in interpretations of patent laws in the United States and other countries may diminish the value of our intellectual property. Accordingly, we cannot predict the breadth of claims that may be allowed or enforced in our patents or in third-party patents. The degree of future protection for our proprietary rights is uncertain because legal means afford only limited protection and may not adequately protect our rights or permit us to gain or keep our competitive advantage. Moreover, the patent application process is also subject to numerous risks and uncertainties, and there can be no assurance that we or any of our future development partners will be successful in protecting OA-sys, or any other of our current or future product candidates that we may develop, license or acquire by obtaining and defending patents.

If we fail to comply with federal and state healthcare laws, including fraud and abuse and health and other information privacy and security laws, we could face substantial penalties and our business, financial condition, results of operations, and prospects could be adversely affected.

As a preclinical biopharmaceutical company, we are subject to many federal and state healthcare laws, such as the federal Anti-Kickback Statute, the federal civil and criminal False Claims Act, the civil monetary penalties statute, the Medicaid Drug Rebate statute and other price reporting requirements, the Veterans Health Care Act of 1992, the federal Health Insurance Portability and Accountability Act of 1996 (as amended by the Health Information Technology for Economics and Clinical Health Act), the Foreign Corrupt Practices Act of 1977, the Patient Protection and Affordable Care Act of 2010, and similar state laws. Even though we do not and will not control referrals of healthcare services or bill directly to Medicare, Medicaid, or other third-party payors, certain federal and state healthcare laws and regulations pertaining to fraud and abuse and patients' rights are and will be applicable to our business. We would be subject to healthcare fraud and abuse and patient privacy regulation by both the federal government and the states in which we conduct our business.

If we or our operations are found to be in violation of any federal or state healthcare law, or any other governmental regulations that apply to us, we may be subject to penalties, including civil, criminal, and administrative penalties, damages, fines, disgorgement, debarment from government contracts, and refusal of orders under existing contracts, exclusion from participation in U.S. federal or state health care programs, corporate integrity agreements, and the curtailment or restructuring of our operations, any of which could materially adversely affect our ability to operate our business and our financial results. If any of the physicians or other healthcare providers or entities with whom we expect to do business, including our collaborators, is found not to be in compliance with applicable laws, it may be subject to criminal, civil or administrative sanctions, including but not limited to, exclusions from participation in government healthcare programs, which could also materially affect our business.

Although an effective compliance program can mitigate the risk of investigation and prosecution for violations of these laws, the risks cannot be entirely eliminated. Moreover, achieving and sustaining compliance with applicable federal and state privacy, security, and fraud laws may prove costly. Any action against us for violation of these laws, even if we successfully defend against it, could cause us to incur significant legal expenses and divert our management's attention from the operation of our business.

Our independent registered public accounting firm, MaloneBailey, LLP has issued a going concern opinion in their audit report in regards to our operations.

In their audit report our PCAOB auditor MaloneBailey, LLP issued a going concern opinion in regards to our operations. The going concern was issued due to the fact we have suffered a net loss and do not have a source of revenue sufficient to cover our operations which raises substantial doubt about our ability to continue.

We are a start-up stage company. Our ability to continue as a going concern is dependent upon our ability to commence a commercially viable operation and to achieve profitability. Since our inception we have generated only minor revenues, and currently have only limited operations, as we are presently in the planning stage of our business development. These factors raise substantial doubt about our ability to continue as a going concern. We may not be able to generate revenues in the future and as a result the value of our common stock may become worthless. There are no assurances that we will be successful in raising additional capital or successfully developing and commercializing our products and becoming profitable.

We may need to raise additional financing to support our operations, but we cannot be sure that we will be able to obtain additional financing on terms favorable to us when needed. If we are unable to obtain additional financing to meet our needs, our operations may be adversely affected or terminated.

We have limited financial resources. There can be no assurance that we will be able to obtain financing to fund our operations in light of factors beyond our control such as the market demand for our securities, the state of financial markets, generally, and other relevant factors. Furthermore, there is no assurance that we will not incur debt in the future, that we will have sufficient funds to repay any future indebtedness or that we will not default on our future debts, which would thereby jeopardize our business viability. We may not be able to borrow or raise additional capital in the future to meet our needs, which might result in the loss of some or all of your investment in our common stock. Even if we do raise sufficient capital and generate revenues to support our operating expenses, there can be no assurance that the revenue will be sufficient to enable us to develop our business to a level where it will generate profits and cash flows from operations, or provide a return on investment. In addition, if we raise additional funds through the issuance of equity or convertible debt securities, the percentage ownership of our stockholders could be significantly diluted, the newly-issued securities may have rights, preferences or privileges senior to those of existing stockholders and the trading price of our Common Stock could be adversely affected. Further, if we obtain additional debt financing, a substantial portion of our operating cash flow may be dedicated to the payment of principal and interest on such indebtedness, and the terms of the debt securities issued could impose significant restrictions on our operations. If we are unable to continue as a going concern, you may lose your entire investment.

Our success depends substantially on the continuing efforts of our key personnel, and our business may be severely disrupted if we lose their services.

Our future success heavily depends upon the continued services of our key personnel. If one or more of our executives are unable or unwilling to continue in their present positions, it could disrupt our business operations, and we may not be able to replace them easily or at all.

Because we are small and do not have much capital, our marketing campaign may not be enough to attract sufficient clients to operate profitably. If we do not make a profit, we will suspend or cease operations.

Due to the fact we are small and do not have much working capital at present, we must limit our marketing activities and may not be able to make our product known to potential customers. Because we will be limiting our marketing activities, we may not be able to attract enough customers to operate profitably. If we cannot operate profitably, we may have to suspend or cease operations.

If we do not make a substantive profit, we may have to suspend or cease operations.

Because we are small and do not have much capital, we must limit the marketing of our website. Because we will be limiting our marketing activities, we may not be able to attract enough suppliers and customers to operate profitably. If we cannot operate profitably, we may have to suspend or cease operations.

Our internal controls may be inadequate, which could cause our financial reporting to be unreliable and lead to misinformation being disseminated to the public.

Our management is responsible for establishing and maintaining adequate internal control over our financial reporting. As defined in Exchange Act Rule 13a-15(f), internal control over financial reporting is a process designed by, or under the supervision of, the principal executive and principal financial officer and effected by the board of directors, management and other personnel, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles and includes those policies and procedures that: pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of the Company; provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the Company are being made only in accordance with authorizations of management and/or directors of the Company; and provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the Company's assets that could have a material effect on the financial statements.

Our internal controls may be inadequate or ineffective, which could cause our financial reporting to be unreliable and lead to misinformation being disseminated to the public. Investors relying upon this misinformation may make an uninformed investment decision. If we cannot provide reliable financial reports, our business and operating results could be harmed, investors could lose confidence in our reported financial information, and the trading price of our common stock, if a market ever develops, could drop significantly and result in a loss of some or all of your investment.

We expect our quarterly financial results to fluctuate.

We expect our net sales and operating results to vary significantly from quarter to quarter due to a number of factors, including changes in:

• Demand for our products;

• Our ability to retain grow our business and attract new customers;

• General economic conditions;

• Advertising and other marketing costs;

As a result of the variability of these and other factors, our operating results in future quarters may be below the expectations of public market analysts and investors.

Our future success is dependent on our implementation of our business plan. We have many significant steps still to take.

Our success will depend in large part in our success in achieving several important steps in the implementation of our business plan, including the following: effectively marketing our website, identifying suitable electronic goods for purchase and subsequent resale, and forging lasting relationships with distributors. If we are not successful, we will not be able to fully implement or expand our business plan.

The recently enacted JOBS Act will allow the Company to postpone the date by which it must comply with certain laws and regulations intended to protect investors and to reduce the amount of information provided in reports filed with the SEC.

The recently enacted JOBS Act is intended to reduce the regulatory burden on “emerging growth companies”. The Company meets the definition of an “emerging growth company” and so long as it qualifies as an “emerging growth company,” it will, among other things:

-be exempt from the provisions of Section 404(b) of the Sarbanes-Oxley Act requiring that its independent registered public accounting firm provide an attestation report on the effectiveness of its internal control over financial reporting;

-be exempt from the "say on pay” provisions (requiring a non-binding shareholder vote to approve compensation of certain executive officers) and the "say on golden parachute” provisions (requiring a non-binding shareholder vote to approve golden parachute arrangements for certain executive officers in connection with mergers and certain other business combinations) of The Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) and certain disclosure requirements of the Dodd-Frank Act relating to compensation of Chief Executive Officers;

-be permitted to omit the detailed compensation discussion and analysis from proxy statements and reports filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and instead provide a reduced level of disclosure concerning executive compensation; and

-be exempt from any rules that may be adopted by the Public Company Accounting Oversight Board (the “PCAOB”) requiring mandatory audit firm rotation or a supplement to the auditor’s report on the financial statements.

Although the Company is still evaluating the JOBS Act, it currently intends to take advantage of all of the reduced regulatory and reporting requirements that will be available to it so long as it qualifies as an “emerging growth company”. The Company has elected not to opt out of the extension of time to comply with new or revised financial accounting standards available under Section 102(b)(1) of the JOBS Act. Among other things, this means that the Company's independent registered public accounting firm will not be required to provide an attestation report on the effectiveness of the Company's internal control over financial reporting so long as it qualifies as an “emerging growth company”, which may increase the risk that weaknesses or deficiencies in the internal control over financial reporting go undetected. Likewise, so long as it qualifies as an “emerging growth company”, the Company may elect not to provide certain information, including certain financial information and certain information regarding compensation of executive officers, which would otherwise have been required to provide in filings with the SEC, which may make it more difficult for investors and securities analysts to evaluate the Company. As a result, investor confidence in the Company and the market price of its common stock may be adversely affected.

Notwithstanding the above, we are also currently a “smaller reporting company”, meaning that we are not an investment company, an asset-backed issuer, or a majority-owned subsidiary of a parent company that is not a smaller reporting company and have a public float of less than $75 million and annual revenues of less than $50 million during the most recently completed fiscal year. In the event that we are still considered a “smaller reporting company”, at such time are we cease being an “emerging growth company”, the disclosure we will be required to provide in our SEC filings will increase, but will still be less than it would be if we were not considered either an “emerging growth company” or a “smaller reporting company”. Specifically, similar to “emerging growth companies”, “smaller reporting companies” are able to provide simplified executive compensation disclosures in their filings; are exempt from the provisions of Section 404(b) of the Sarbanes-Oxley Act requiring that independent registered public accounting firms provide an attestation report on the effectiveness of internal control over financial reporting; and have certain other decreased disclosure obligations in their SEC filings, including, among other things, being required to provide only two years of audited financial statements in annual reports. Decreased disclosures in our SEC filings due to our status as an “emerging growth company” or “smaller reporting company” may make it harder for investors to analyze the Company’s results of operations and financial prospects.

We are an “emerging growth company” under the JOBS Act of 2012, and we cannot be certain if the reduced disclosure requirements applicable to emerging growth companies will make our common stock less attractive to investors.

We are an “emerging growth company,” as defined in the JOBS Act, and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We are choosing to take advantage of the extended transition period for complying with new or revised accounting standards. As a result, our financial statements may not be comparable to those of companies that comply with public company effective dates.

We will remain an “emerging growth company” for up to five years, although we will lose that status sooner if our revenues exceed $1 billion, if we issue more than $1 billion in non-convertible debt in a three year period, or if the market value of our common stock that is held by non-affiliates exceeds $700 million.

As we are a publicly reporting company, we will continue to incur significant costs in staying current with reporting requirements. Our management will be required to devote substantial time to compliance initiatives. Additionally, the lack of an internal audit group may result in material misstatements to our financial statements and ability to provide accurate financial information to our shareholders.

Our management and other personnel will need to devote a substantial amount of time to compliance initiatives to maintain reporting status. Moreover, these rules and regulations, which are necessary to remain as an SEC reporting Company, will be costly as an external third party consultant(s), attorney, or firm, may have to assist in some regard to following the applicable rules and regulations for each filing on behalf of the company.

We currently do not have an internal audit group, and we will eventually need to hire additional accounting and financial staff with appropriate public company experience and technical accounting knowledge to have effective internal controls for financial reporting. Additionally, due to the fact that our officers and Director, have limited experience as an officer or Director of a reporting company, such lack of experience may impair our ability to maintain effective internal controls over financial reporting and disclosure controls and procedures, which may result in material misstatements to our financial statements and an inability to provide accurate financial information to our stockholders.

Moreover, if we are not able to comply with the requirements or regulations as an SEC reporting company, in any regard, we could be subject to sanctions or investigations by the SEC or other regulatory authorities, which would require additional financial and management resources.

We may never have a public market for our common stock or may never trade on a recognized exchange. Therefore, you may be unable to liquidate your investment in our stock.

There is no established public trading market for our securities. Our shares are not and have not been listed or quoted on any exchange or quotation system.

In order for our shares to be quoted, a market maker must agree to file the necessary documents with the National Association of Securities Dealers, which operates the OTCQB. In addition, it is possible that such application for quotation may not be approved and even if approved it is possible that a regular trading market will not develop or that if it did develop, will be sustained. In the absence of a trading market, an investor may be unable to liquidate their investment.

We may in the future issue additional shares of our common stock, which may have a dilutive effect on our stockholders.

Our Certificate of Incorporation authorizes the issuance of 100,000,000 shares of common stock, of which 50,500,000 shares are issued and outstanding as of December 14, 2016. The future issuance of our common shares may result in substantial dilution in the percentage of our common shares held by our then existing stockholders. We may value any common stock issued in the future on an arbitrary basis. The issuance of common stock for future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares held by our investors, and might have an adverse effect on any trading market for our common stock.

We may issue shares of preferred stock in the future that may adversely impact your rights as holders of our common stock.

Our Certificate of Incorporation authorizes us to issue up to 20,000,000 shares of preferred stock. Accordingly, our board of directors will have the authority to fix and determine the relative rights and preferences of preferred shares, as well as the authority to issue such shares, without further stockholder approval.

Our preferred Stock does not have any dividend, conversion, liquidation, or other rights or preferences, including redemption or sinking fund provisions. However, our board of directors could authorize the issuance of a series of preferred stock that would grant to holders preferred rights to our assets upon liquidation, the right to receive dividends before dividends are declared to holders of our common stock, and the right to the redemption of such preferred shares, together with a premium, prior to the redemption of the common stock. To the extent that we do issue such additional shares of preferred stock, your rights as holders of common stock could be impaired thereby, including, without limitation, dilution of your ownership interests in us. In addition, shares of preferred stock could be issued with terms calculated to delay or prevent a change in control or make removal of management more difficult, which may not be in your interest as holders of common stock.

We do not currently intend to pay dividends on our common stock and consequently, your ability to achieve a return on your investment will depend on appreciation in the price of our common stock.

We have never declared or paid any cash dividends on our common stock and do not currently intend to do so for the foreseeable future. We currently intend to invest our future earnings, if any, to fund our growth. Therefore, you are not likely to receive any dividends on your common stock for the foreseeable future and the success of an investment in shares of our common stock will depend upon any future appreciation in its value. There is no guarantee that shares of our common stock will appreciate in value or even maintain the price at which our stockholders have purchased their shares.

We may be exposed to potential risks resulting from requirements under Section 404 of the Sarbanes-Oxley Act of 2002.

As a reporting company we are required, pursuant to Section 404 of the Sarbanes-Oxley Act of 2002, to include in our annual report our assessment of the effectiveness of our internal control over financial reporting. We do not have a sufficient number of employees to segregate responsibilities and may be unable to afford increasing our staff or engaging outside consultants or professionals to overcome our lack of employees.

We do not currently have independent audit or compensation committees. As a result, our directors have the ability, among other things, to determine their own level of compensation. Until we comply with such corporate governance measures, regardless of whether such compliance is required, the absence of such standards of corporate governance may leave our stockholders without protections against interested director transactions, conflicts of interest and similar matters and investors may be reluctant to provide us with funds necessary to expand our operations.

The costs to meet our reporting and other requirements as a public company subject to the Exchange Act of 1934 is and will be substantial and may result in us having insufficient funds to expand our business or even to meet routine business obligations.

As a public entity, subject to the reporting requirements of the Exchange Act of 1934, we will continue to incur ongoing expenses associated with professional fees for accounting, legal and a host of other expenses for annual reports and proxy statements. We estimate that these costs will range up to $35,000 per year for the next few years and will be higher if our business volume and activity increases. As a result, we may not have sufficient funds to grow our operations.

Investors cannot withdraw funds once invested and will not receive a refund.

Investors do not have the right to withdraw invested funds. Subscription payments will be paid to Global Pharma Labs, Inc. and held in our corporate bank account if the Subscription Agreements are in good order and the Company accepts the investor’s investment. Therefore, once an investment is made, investors will not have the use or right to return of such funds.

Our President, CEO and Director, Sylvester L. Crawford does not have any prior experience conducting a best effort offering, and our best effort offering does not require a minimum amount to be raised. As a result, we may not be able to raise enough funds to commence and sustain our business and our investors may lose their entire investment.

Sylvester L. Crawford does not have any experience conducting a best-efforts offering. Consequently, we may not be able to raise the funds needed to further business operations. Also, the best efforts offering does not require a minimum amount to be raised. If we are not able to raise sufficient funds, we may not be able to fund our operations as planned, and our business will suffer and your investment may be materially adversely affected. Our inability to successfully conduct a best-efforts offering could be the basis of your losing your entire investment in us.

The trading in our shares will be regulated by the Securities and Exchange Commission Rule 15G-9 which established the definition of a “Penny Stock.”

The shares being offered are defined as a penny stock under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), and rules of the Commission. The Exchange Act and such penny stock rules generally impose additional sales practice and disclosure requirements on broker-dealers who sell our securities to persons other than certain accredited investors who are, generally, institutions with assets in excess of $4,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 ($300,000 jointly with spouse), or in transactions not recommended by the broker-dealer. For transactions covered by the penny stock rules, a broker dealer must make certain mandated disclosures in penny stock transactions, including the actual sale or purchase price and actual bid and offer quotations, the compensation to be received by the broker-dealer and certain associated persons, and must deliver certain disclosures required by the Commission. Consequently, the penny stock rules may make it difficult for you to resell any shares you may purchase.

We are selling the shares of this offering without an underwriter and may be unable to sell any shares.

This offering is self-underwritten, that is, we are not going to engage the services of an underwriter to sell the shares; we intend to sell our shares through our President, Chief Executive Officer and Director Sylvester L. Crawford, who will receive no commissions. There is no guarantee that he will be able to sell any of the shares. Unless he is successful in selling all of the shares of our Company’s offering, we may have to seek alternative financing to implement our business plan.

Due to the lack of a trading market for our securities, you may have difficulty selling any shares you purchase in this offering.

We are not registered on any market or public stock exchange. There is presently no demand for our common stock and no public market exists for the shares being offered in this prospectus. We plan to contact a market maker immediately following the completion of the offering and apply to have the shares quoted on the OTCQB. The OTCQB is a regulated quotation service that display real-time quotes, last sale prices and volume information in over-the-counter securities. The OTCQB is not an issuer listing service, market or exchange. Although the OTCQB does not have any listing requirements per se, to be eligible for quotation on the OTCQB, issuers must remain current in their filings with the SEC or applicable regulatory authority. If we are not able to pay the expenses associated with our reporting obligations we will not be able to apply for quotation on the OTCQB. Market makers are not permitted to begin quotation of a security whose issuer does not meet this filing requirement. Securities already quoted on the OTCQB that become delinquent in their required filings will be removed following a 30 to 60 day grace period if they do not make their required filing during that time. We cannot guarantee that our application will be accepted or approved and our stock listed and quoted for sale. As of the date of this filing, there have been no discussions or understandings between the Company and anyone acting on our behalf, with any market maker regarding participation in a future trading market for our securities. If no market is ever developed for our common stock, it will be difficult for you to sell any shares you purchase in this offering. In such a case, you may find that you are unable to achieve any benefit from your investment or liquidate your shares without considerable delay, if at all. In addition, if we fail to have our common stock quoted on a public trading market, your common stock will not have a quantifiable value and it may be difficult, if not impossible, to ever resell your shares, resulting in an inability to realize any value from your investment.

INDUSTRY OVERVIEW

This offering circular includes market and industry data that we have developed from publicly available information; various industry publications and other published industry sources and our internal data and estimates. Although we believe the publications and reports are reliable, we have not independently verified the data. Our internal data, estimates and forecasts are based upon information obtained from trade and business organizations and other contacts in the market in which we operate and our management’s understanding of industry conditions.

As of the date of the preparation of this offering circular, these and other independent government and trade publications cited herein are publicly available on the Internet without charge. Upon request, the Company will also provide copies of such sources cited herein.

The Industry

The pharmaceutical industry is responsible for the production, development and marketing of medications, which makes it an important industry throughout the world. The total level of pharmaceutical revenue worldwide has reached nearly one trillion U.S. dollars. The leading pharmaceutical companies come from the United States and Europe, however the industry is seeing significant yearly growth worldwide.

The demand for arthritis drugs is increasing substantially on a worldwide basis. The global OA patient population is estimated at 750 million and growing at 7-10% per year. Osteoarthritis (OA) is the fourth leading cause of disability worldwide and is the leading cause of the chronic arthritic diseases [The epidemiology of osteoarthritis in Asia, International Journal of Rheumatic Diseases (2011) 14: 113–121]. Conservatively, at least 50% of all OA patients would benefit from OA-sys and based on a conservative (1%) to a moderate (15%) peak market rate penetration and expected price and dosing assumptions.

According to statista.com, “The U.S. pharmaceutical market is the world’s most important national market. Together with Canada and Mexico, it represents the largest continental pharma market worldwide. The United States alone holds some 40 percent of the global pharmaceutical market. In 2014, this share was valued around 365 million U.S. dollars. Many of the global top companies are located in the United States. In 2014, six out of the top eleven companies were U.S.-based.

The largest U.S. companies on the global market are Johnson & Johnson, Pfizer and Merck &Co. Johnson & Johnson generated around 75 billion U.S. dollars of revenue in 2014, although only a part of it came from the company’s pharmaceuticals division. The company is also active in the medical devices/diagnostics and consumer products segments. Based on pure pharmaceuticals sales, Pfizer is the largest U.S. pharmaceutical company. Interestingly, the top pharma companies by revenue alone within the U.S. in 2014 were not U.S.-based companies but British-Swedish AstraZeneca and Swiss Novartis.”

Thanks to advances in science and technology, the pharmaceutical industry, which is largely research based, is experiencing significant growth due in large part to all the new medications being developed every year. The industry is driven by, and also drives, medical progress to a large extent. For example, in Europe the average citizen can expect to live thirty years longer than they did a century ago. The industry experiences rapid growth and change, and while it is difficult to speculate accurately exactly how much growth can be expected in the coming years, in large part due to the development of new medication, it is almost certain that as the industry continues to grow and evolve the yearly revenue generated will continue to increase.

FORWARD LOOKING STATEMENTS

This offering circular contains forward-looking statements that involve risk and uncertainties. We use words such as “anticipate”, “believe”, “plan”, “expect”, “future”, “intend”, and similar expressions to identify such forward-looking statements. Investors should be aware that all forward-looking statements contained within this filing are good faith estimates of management as of the date of this filing. Our actual results could differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us as described in the “Risk Factors” section and elsewhere in this offering circular.

DESCRIPTION OF BUSINESS

Corporate History

Global Pharma Labs, Inc., a Delaware corporation (“the Company”) was incorporated under the laws of the State of Delaware on August 23, 2016.

On August 31, 2016 Sylvester L. Crawford was appointed as Chief Executive Officer, Chief Financial Officer, Chief Accounting Officer, President, Secretary, Treasurer, and Director.

On August 31, 2016 Kuo Liang Yang was appointed as Chief Medical Officer and Director.

On August 31, 2016 Ernest L. Bonner Jr. was appointed as Chief Communications Officer and Director.

On August 31, 2016 BGT Irrevocable Trust was issued 11,000,000 shares of restricted common stock, LCMR Irrevocable Trust was issued 17,000,000 shares of restricted common stock, Kuo Liang Yang was issued 17,000,000 shares of restricted common stock, and DBT Irrevocable Trust was issued 5,500,000 shares of restricted common stock. The aforementioned shares of common stock were issued at par value (.0001) for services rendered to the Company, in particular for developing the Company’s business plan. No monies were paid for the shares.

On November 7, 2016 Ernest L. Bonner Jr. resigned from his position as Chief Communications Officer and Director. His resignation was not the result of any disagreement with the Company. He continues to act as a scientific advisor to the Company.

Business Information

Global Pharma Labs, Inc. is a preclinical biopharmaceutical company founded on August 23, 2016.  Global Pharma Labs, Inc., a Delaware corporation (“the Company”) was incorporated under the laws of the State of Delaware on August 23, 2016. We are a preclinical stage biopharmaceutical company developing novel therapies for the management of pain for seronegative arthritis, reactive arthritis, osteoarthritis, and idiopathic bursitis. By focusing on this therapeutic area, we plan on addressing significant and growing markets where current treatment options are limited or inadequate.

On November 22, 2016, we entered into a license agreement with our Chief Executive Officer Sylvester L. Crawford in which we were granted an exclusive license to develop, manufacture, and commercialize Mr. Crawford’s patents and applications related to the development of a product candidate that is currently in early stage development, anywhere in the world for veterinary and human therapeutic and diagnostic use.

We have the only licensing rights granted to the first patented disease modifying prescription medicine therapy for osteoarthritis, a disease affecting around 55 million people in USA, over 100 million in China, over 100 million in India and over 750 million people globally. This number is expanding at 7-10% annually as the population increases.

Osteoarthritis is the most prevalent form of arthritis and the second most prevalent pharmaceutical market. The current US market for all OA treatments is around $15 billion per year and growing. In addition, the disease is currently under treated, as present recommended medical treatments have safety concerns and essentially treat only the pain symptoms and not the disease itself.

Product Information

Global Pharma Lab’s immediate goal is to substantiate the efficacy and safety of the world’s first patented disease-modifying therapy to treat arthritic disease in humans. This treatment is based on a series of issued patents for a triple combination of already FDA approved antimicrobial drugs that are all generically available today. This Global Pharma Labs product (“OA-sys”) will provide patients fast acting disease modifying therapy leading to long term pain relief.

We believe that Osteoarthritis is one of the most common diseases in the geriatric population, affecting as much as 80% of the population over 65 years of age, and is a leading cause of permanent disability, incapacity and pain. In addition to its disease-modifying benefits, there is significant opportunity for OA-sys, with its long-established safety profile, to fill the void in the OA marketplace created by the withdrawal of Vioxx and Bextra; the black box warning for Celebrex; and the cardiovascular, neurological and gastrointestinal risks associated with other NSAIDs (Nonsteroidal anti-inflammatory drugs like Motrin, Aleve, etc.).

The long history of the three separately approved drugs that make up OA-sys minimizes the risks associated with product development. In addition, the safety profiles are well documented. These factors will help to facilitate a rapid path to completion of clinical trials.

OA-sys is the only disease-modifying medication therapy that reduces or alleviates the need for pain therapy in OA patients. Competitive products are marketed for transient pain relief only and many of those products used to treat arthritic pain are contraindicated in OA patients. Vioxx and Bextra have been withdrawn from the market. Ibuprofen, Naproxen and Celebrex are often contraindicated in the elderly due to the potential for cardiovascular and stroke events. Comparatively, risks of OA-sys are significantly reduced because the long-term safety profiles of the three drugs are well known. Annual revenues of OA-sys are projected to range from $51 million to over $223 million in the first five years.

Two clinical pilot studies have already been completed wherein OA-sys was administered orally twice daily for eight weeks to OA patients. The combination product was successful in substantially reducing joint pain, tenderness, and stiffness while decreasing fatigue and increasing both energy and function. The results indicate the product is capable of eliminating OA symptomatology in around 50% of the patients treated and markedly diminishing the OA symptomatology in the other 50% of patients so treated. The result of these clinical pilot studies confirmed a concomitant elimination or decrease in the need for analgesic medications and negligible side effects. These results form the basis for the further clinical development of OA-sys.

Plan of Action

At Global Pharma Labs we have identified several key steps which will be intrinsic to building our Company and conducting business operations. Initially we will establish a strong presence among many marketing and sales channels including print, television, and online distribution networks in partnership with pharmaceutical companies that produce the Company’s OA-sys product. The exact media, both online and offline, and distribution networks with whom we will forge these relationships with have not been determined as of this point in time.

Additionally, we will begin efforts to establish a significant referral network among physicians and other healthcare providers that treat osteoarthritis illness. If we can establish a referral network among these industry professionals we believe that we will be able to reach an even greater range of clients. When patients speak with these healthcare providers about their osteoarthritis it is our goal to ensure that our OA-sys product is their principal recommendation. These endeavors will be an ongoing process, therefore at this point in time we do not have a significant referral network in place, nor do we have specific names of healthcare providers with whom we will seek to forge these relationships.

At this point in time the Company does not intend to actively manufacture the products for its OA-sys product line. We intend to work with third party FDA and/or FDA equivalent licensed pharmaceutical companies and manufacturers that will manufacture the Company’s products pursuant to a contractual relationship with Company .. The Company will receive fees equal to the difference between the contracted manufacturing price of the product and the wholesale price.

Marketing Plan

While there are several methods through which Global Pharma Labs will market our business we will primarily utilize the services of an independent team of agents that will work closely with physicians, other health care providers, and pharmaceutical manufacturing companies in order to showcase the OA-sys product lines to physicians and other health to these companies. Ideally, if these efforts are successful, these companies will license the Global Pharma Labs’ patents (for manufacturing and distribution purposes). We have tentative plans to compensate these agents with a fee equal to 5% of the value of the net revenues they generate.

Additionally, and prior to the onset of revenue generating operations, management (through in-house sales agents) will frequently host conventions that showcase the Company’s OA-sys product lines to physicians and other health care providers . These conventions will showcase the FDA and FDA equivalent approval, studies, and uses for the Company’s OA-sys treatment program. These conventions will be held on a yearly basis in order to further increase the visibility of the Company’s product line(s) and how they can be used in the treatment of various diseases including chronic osteoarthritis treatment.

Competition

The primary competitive advantage that the Company will have for its OA-sys product line is that the business will have complete intellectual property protection for its product lines. However, once this product line reaches the market other pharmaceutical companies can potentially develop chemical formulations that operate among similar lines.

One of the competitive threats related to operating a pharmaceutical development company is that from time to time companies that operate on an international scale may develop similar products that can be sold in international markets. However, the threshold for developing a patent that is considered dissimilar from another drug patent is extremely high. As such, when Global Pharma Labs finalizes its approval process the business will be in an excellent position to profit from its discoveries through the life of the patents.

Future Plans

In the future Global Pharma Labs will continue research and development regarding potential new uses for the Company’s patented technology. We will also make efforts to expand the number of patents held by the business in regards to treatments for osteoarthritis and related disorders.

Additionally, we have tentative plans to begin searching for potential acquisitions regarding new treatments for other diseases. At present all of these plans are in the planning stages and we have many significant steps we must take before we can form a concrete timeline or work out all the specifics which will be necessary in order to pursue these future plans.

Employees

As of December 14, 2016 we have two part time employees and one scientific advisor.

Currently, our employees have the flexibility to work on our business up to 25 to 30 hours per week, but are prepared to devote more time if necessary. All of our Officers and Directors are employees of the Company however, they are not yet compensated for their services. None of our employees are at this time compensated for their services.

We do not presently have pension, health, annuity, insurance, stock options, profit sharing, or similar benefit plans; however, we may adopt plans in the future. There are presently no personal benefits available to our officer and director.

USE OF PROCEEDS

Our offering is being made on a self-underwritten basis: no minimum number of shares must be sold in order for the offering to proceed. The offering price per share is $1.00. The following table sets forth the uses of proceeds assuming the sale of 100%, 75%, 50%, and 25% of the securities offered for sale by the Company. There is no assurance that we will raise the full $30,000,000 as anticipated.

If 30,000,000 shares (100%) are sold:

Next 12 months

Planned Actions	Estimated Cost to Complete
Salary for current or future employees	$700,000
Costs associated with future office space	$150,000
Costs associated with clinical trials of current of future products	$6,000,000
Research costs associated with current of future products	$500,000
Licensing of product(s) worldwide	$4,000,000
Marketing and distribution costs of product(s)	$12,000,000
General operating capital	$6,650,000
TOTAL	$30,000,000

If 22,500,000 shares (75%) are sold:

Next 12 months

Planned Actions	Estimated Cost to Complete
Salary for current or future employees	$525,000
Costs associated with future office space	$112,500
Costs associated with clinical trials of current of future products	$4,500,000
Research costs associated with current of future products	$375,000
Licensing of product(s) worldwide	$3,000,000
Marketing and distribution costs of product(s)	$9,000,000
General operating capital	$4,987,500
TOTAL	$22,500,000

If 15,000,000 shares (50%) are sold:

Next 12 months

Planned Actions	Estimated Cost to Complete
Salary for current or future employees	$350,000
Costs associated with future office space	$75,000
Costs associated with clinical trials of current of future products	$3,000,000
Research costs associated with current of future products	$250,000
Licensing of product(s) worldwide	$2,000,000
Marketing and distribution costs of product(s)	$6,000,000
General operating capital	$3,325,000
TOTAL	$15,000,000

If 7,500,000 shares (25%) are sold:

Next 12 months

Planned Actions	Estimated Cost to Complete
Salary for current or future employees	$175,000
Costs associated with future office space	$37,500
Costs associated with clinical trials of current of future products	$1,500,000
Research costs associated with current of future products	$125,000
Licensing of product(s) worldwide	$1,000,000
Marketing and distribution costs of product(s)	$3,000,000
General operating capital	$1,662,500
TOTAL	$7,500,000

The above figures represent only estimated costs for the next 12 months.

DETERMINATION OF OFFERING PRICE

Since our shares are not listed or quoted on any exchange or quotation system, the offering price of the shares of common stock was arbitrarily determined. The offering price was determined by us and is based on our own assessment of our financial condition and prospects, limited offering history, and the general condition of the securities market. It does not necessarily bear any relationship to our book value, assets, past operating results, financial condition or any other established criteria of value. Although our common stock is not listed on a public exchange, we will be filing to obtain a listing on the Over the Counter Marketplace concurrently with the filing of this offering circular. In order to be quoted on the OTCQB, a market maker must file an application on our behalf in order to make a market for our common stock.

There is no assurance that our common stock will trade at market prices in excess of the initial public offering price as prices for the common stock in any public market which may develop will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity of the market for the common stock, investor perception of us and general economic and market conditions.

DILUTION

The price of the current offering is fixed at $1.00 per share.

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholders. The following tables compare the differences of your investment in our shares with the investment of our existing stockholders.

The following table illustrates the dilution to the purchasers of the common stock in this offering:

The values in the table immediately following are rounded to the nearest thousandths place.

	(25% of the shares are sold in the offering)	(50% of the shares are sold in the offering	(75% of the shares are sold in the offering	(100% of shares are sold in the offering)
Offering Price Per Share	$1.00	$1.00	$1.00	$1.00
Book Value Per Share Before the Offering	$0.000	$0.000	$0.000	$0.000
Book Value Per Share After the Offering	$0.129	$0.229	$0.308	$0.373
Net Increase to Original Shareholder	$0.129	$0.229	$0.308	$0.373
Decrease in Investment to New Shareholders	$0.871	$0.771	$0.692	$0.622
Dilution to New Shareholders (%)	87.1%	77.1%	69.2%	62.2%

Net Value Calculation

If 100% of the shares in the offering are sold

Numerator:
Net tangible book value before the offering	$(5,113)
Net proceeds from this offering	30,000,000
$29,994,887
Denominator:
Shares of common stock outstanding prior to this offering	50,500,000
Shares of common stock to be sold in this offering offered by the Company (100%)	30,000,000
80,500,000

Net Value Calculation

If 75% of the shares in the offering are sold

Numerator:
Net tangible book value before the offering	$(5,113)
Net proceeds from this offering	22,500,000
$22,494,887
Denominator:
Shares of common stock outstanding prior to this offering	50,500,000
Shares of common stock to be sold in this offering offered by the Company (75%)	22,500,000
73,000,000

Net Value Calculation

If 50% of the shares in the offering are sold

Numerator:
Net tangible book value before the offering	$(5,113)
Net proceeds from this offering	15,000,000
$14,994,887
Denominator:
Shares of common stock outstanding prior to this offering	50,500,000
Shares of common stock to be sold in this offering offered by the Company (50%)	15,000,000
65,500,000

Net Value Calculation

If 25% of the shares in the offering are sold

Numerator:
Net tangible book value before the offering	$(5,113)
Net proceeds from this offering	7,500,000
$7,494,887
Denominator:
Shares of common stock outstanding prior to this offering	50,500,000
Shares of common stock to be sold in this offering (25%)	7,500,000
58,000,000

SELLING SHAREHOLDERS

The shares being offered for resale by the selling stockholders consist of 10,000,000 shares of our common stock held by 4 (four) shareholders.

The following table sets forth the name of the selling stockholders, the number of shares of common stock beneficially owned by each of the selling stockholders as of December 14, 2016 and the number of shares of common stock being offered by the selling stockholders. The shares being offered hereby are being registered to permit public secondary trading, and the selling stockholders may offer all or part of the shares for resale from time to time. However, the selling stockholders are under no obligation to sell all or any portion of such shares nor are the selling stockholders obligated to sell any shares immediately upon effectiveness of this offering circular. All information with respect to share ownership has been furnished by the selling stockholders.

*The column “Percent of common stock owned after offering (if all shares are sold)” includes the shares also registered by the Company to be sold pursuant to this offering. This amounts to an additional 30,000,000 shares.

Name of selling stockholder	Shares of Common stock owned prior to offering	Shares of Common stock to be sold	Shares of Common stock owned after offering (if all shares are sold)	Percent of common stock owned after offering (if all shares are sold)
BGT Irrevocable Trust *	11,000,000	2,179,100	8,820,900	10.96%
LCMR Irrevocable Trust **	17,000,000	3,367,700	13,632,300	16.94%
Kuo Liang Yang	17,000,000	3,367,700	13,632,300	16.94%
DBT Irrevocable Trust ***	5,500,000	1,085,500	4,414,500	5.49%
Total	50,500,000	10,000,000	40,500,000	50.33%

* BGT Irrevocable Trust beneficiaries:

1. Rosalind Tate

2. Brandy Tate

3. Valerie Arroyo

4. Ernest L Bonner III

5. Kacey  Bonner

6. Jenaye Bonner

7. Garrett Bonner

8. Austen Bonner

9. Issue of Joseph Gaffney

10. Eric Miles

** LCMR Irrevocable Trust beneficiaries:

1. Sylvester L. Crawford

2. Maria Ramos

*** DBT Irrevocable Trust

1. Rosalind Tate

2. Helena Tillar

3. Ernest Bonner III

4. Medical Doctors Group, Inc.

Additional note:

- Sylvester L. Crawford is our Chief Executive Officer, Chief Financial Officer, Chief Accounting Officer, President, Secretary, Treasurer, and Director.

- Ernest L. Bonner, Jr. is scientific advisor for the Company.

PLAN OF DISTRIBUTION

The Company has 50,500,000 shares of common stock issued and outstanding as of the date of this prospectus. The Company is registering an additional 30,000,000 shares of its common stock for sale at the price of $1.00 per share.

There is no arrangement to address the possible effect of the offering on the price of the stock.

In connection with the Company’s selling efforts in the offering, Sylvester L. Crawford will not register as a broker-dealer pursuant to Section 15 of the Exchange Act, but rather will rely upon the “safe harbor” provisions of SEC Rule 3a4-1, promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Generally speaking, Rule 3a4-1 provides an exemption from the broker-dealer registration requirements of the Exchange Act for persons associated with an issuer that participate in an offering of the issuer’s securities. Sylvester L. Crawford is not subject to any statutory disqualification, as that term is defined in Section 3(a)(39) of the Exchange Act. Sylvester L. Crawford will not be compensated in connection with his participation in the offering by the payment of commissions or other remuneration based either directly or indirectly on transactions in our securities. Mr. Crawford is not, nor has he been within the past 12 months, a broker or dealer, and he is not, nor has he been within the past 12 months, an associated person of a broker or dealer. At the end of the offering, Mr. Crawford will continue to primarily perform substantial duties for the Company or on its behalf otherwise than in connection with transactions in securities. Sylvester L. Crawford will not participate in selling an offering of securities for any issuer more than once every 12 months other than in reliance on Exchange Act Rule 3a4-1(a)(4)(i) or (iii).

The Company will receive all proceeds from the sale of the 30,000,000 shares being offered on behalf of the company itself. The price per share is fixed at $1.00 for the duration of this offering. Although our common stock is not listed on a public exchange or quoted over-the counter, we intend to seek to have our shares of common stock quoted on the OTCQB tier of the OTC Marketplace. In order to be quoted on the OTC Marketplace a market maker must file an application on our behalf in order to make a market for our common stock. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, nor can there be any assurance that such an application for quotation will be approved. However, sales by the Company and selling shareholders must be made at the fixed price of $1.00 for the duration of the offering. The Company’s shares may be sold to purchasers from time to time directly by and subject to the discretion of the Company. Further, the Company will not offer its shares for sale through underwriters, dealers, agents or anyone who may receive compensation in the form of underwriting discounts, concessions or commissions from the Company and/or the purchasers of the shares for whom they may act as agents. The shares of common stock sold by the Company may be occasionally sold in one or more transactions; all shares sold under this prospectus will be sold at a fixed price of $1.00 per share. All proceeds from the sale of the securities are non-refundable, except as may be required by applicable laws. Additionally, proceeds generated from the sale of securities are immediately available for use by the Company. In the event that less than 100% of the offered securities are sold then funds will not be refunded to subscribers.

We believe we will have no future offering expenses incurred in this offering due to the fact that we are internally handling the preparation and filing of the offering statement without any third party assistance other than the opinion letter provided by legal counsel.

Currently, Kuo Liang Yang, our Chief Medical Officer, owns 33.66% of the voting power of our outstanding capital stock. After the offering, assuming all of his personal shares being offered are sold, Mr. Yang will hold approximately 16.94% of the voting power of our outstanding capital stock. Additionally, Sylvester Crawford, our Chief Executive Officer, is a beneficiary of LCMR Irrevocable Trust, which owns 33.66% of the voting power of our outstanding capital stock. After the offering, assuming all of the shares being offered on behalf of LCMR Irrevocable Trust are sold, LCMR Irrevocable Trust will hold 16.94% of the voting power of our outstanding capital stock.

Sylvester L. Crawford will be selling shares of common stock on behalf of the Company simultaneously to selling shares of stock that he is a beneficiary of through LCMR Irrevocable Trust. A conflict of interest may arise between Mr. Crawford’s interest in selling shares for his own benefit and his interest in selling shares on the Company’s behalf. This conflict of interest may affect the order in which shares are sold. As an example, Mr. Crawford may decide to sell some, or all, of the shares to which he is a beneficiary prior to selling shares on behalf of the Company. Mr. Crawford will specify to investors at the time of any sale whether or not they are subscribing for shares on behalf of the Company or himself/LCMR Irrevocable Trust as an individual/entity. Accordingly, he will let investors know the final destination of the proceeds, whether it is for his own benefit or for that of the Company. Regarding the sale of Mr. Crawford’s shares, through LCMR Irrevocable Trust, they will be sold at a fixed price of $1.00 for the duration of the offering.

Procedures for Subscribing

If you decide to subscribe for any shares in this offering, you must

- Execute and deliver a subscription agreement; and

- Deliver a check or certified funds to us for acceptance or rejection.

All checks for subscriptions to the Company must be made payable to “Global Pharma Labs, Inc.” The Company will deliver stock certificates attributable to shares of common stock purchased directly to the purchasers within ninety (90) days of the close of the offering.

Right to Reject Subscriptions

We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions. Subscriptions for securities will be accepted or rejected with letter by mail within 48 hours after we receive them.

DESCRIPTION OF SECURITIES

We have authorized capital stock consisting of 100,000,000 shares of common stock, $0.0001 par value per share (“Common Stock”) and 20,000,000 shares of preferred stock, $0.0001 par value per share (“Preferred Stock”). As of the date of this filing we have 50,500,000 shares of Common Stock and no shares of Preferred Stock issued and outstanding.

Common Stock

The holders of outstanding shares of Common Stock are entitled to receive dividends out of assets or funds legally available for the payment of dividends of such times and in such amounts as the board from time to time may determine. Holders of Common Stock are entitled to one vote for each share held on all matters submitted to a vote of shareholders. There is no cumulative voting of the election of directors then standing for election. The Common Stock is not entitled to pre-emptive rights and is not subject to conversion or redemption. Upon liquidation, dissolution or winding up of our company, the assets legally available for distribution to stockholders are distributable ratably among the holders of the Common Stock after payment of liquidation preferences, if any, on any outstanding payment of other claims of creditors.

Preferred Stock

We have no shares of preferred stock issued and outstanding.

Options and Warrants

None.

Convertible Notes

None.

Dividend Policy

We have not paid any cash dividends to shareholders. The declaration of any future cash dividends is at the discretion of our board of directors and depends upon our earnings, if any, our capital requirements and financial position, general economic conditions, and other pertinent conditions.  It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Transfer Agent

At this time we do not have a stock transfer agent however, in the future we intend to enlist the services of one.

Penny Stock Regulation

The SEC has adopted regulations which generally define “penny stock” to be any equity security that has a market price (as defined) of less than $5.00 per share or an exercise price of less than $5.00 per share. Such securities are subject to rules that impose additional sales practice requirements on broker-dealers who sell them. For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchaser of such securities and have received the purchaser’s written consent to the transaction prior to the purchase. Additionally, for any transaction involving a penny stock, unless exempt, the rules require the delivery, prior to the transaction, of a disclosure schedule prepared by the SEC relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and, if the broker-dealer is the sole market-maker, the broker-dealer must disclose this fact and the broker-dealer’s presumed control over the market. Finally, among other requirements, monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. As the Shares immediately following this Offering will likely be subject to such penny stock rules, purchasers in this Offering will in all likelihood find it more difficult to sell their Shares in the secondary market.

INTERESTS OF NAMED EXPERTS AND COUNSEL

The validity of the shares of common stock offered hereby will be passed upon for us by Benjamin L. Bunker Esq. of 3753 Howard Hughes Parkway, Suite 200, Las Vegas Nevada 89169.

The financial statements included in this prospectus and the registration statement have been audited by MaloneBailey, LLP, certified public accountants, to the extent and for the periods set forth in their report appearing elsewhere herein and in the registration statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

REPORTS TO SECURITIES HOLDERS

We will and will continue to make our financial information equally available to any interested parties or investors through compliance with the disclosure rules of Regulation S-K for a smaller reporting company under the Securities Exchange Act. In addition, we will file Form 8-K and other proxy and information statements from time to time as required. The public may read and copy any materials that we file with the SEC at the SEC's Public Reference Room at 100 F Street NE, Washington, DC 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site (http://www.sec.gov) that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC.

DESCRIPTION OF FACILITIES

At this time our office space is provided to us rent free by our CEO and Director Sylvester Crawford. Our office space is located at 433 Estudillo Ave., Suite 206 San Leandro, CA 94577. We intend to acquire new unidentified office space in the future following this offering.

LEGAL PROCEEDINGS

From time to time, we may become party to litigation or other legal proceedings that we consider to be a part of the ordinary course of our business. We are not currently involved in legal proceedings that could reasonably be expected to have a material adverse effect on our business, prospects, financial condition or results of operations. We may become involved in material legal proceedings in the future.

PATENTS AND TRADEMARKS

We do not own, either legally or beneficially, any patents or trademarks.

DIRECTORS AND EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE

Biographical information regarding the officers and Directors of the Company, who will continue to serve as officers and Directors of the Company are provided below:

NAME	AGE	POSITION
Sylvester L. Crawford	78	Chief Executive Officer, Chief Financial Officer, Chief Accounting Officer, President, Secretary, Treasurer, Director
Kuo Liang Yang	69	Chief Medical Officer, Director

Sylvester L. Crawford - Chief Executive Officer, Chief Financial Officer, Chief Accounting Officer, President, Secretary, Treasurer, Director

Mr. Crawford graduated from Los Medanos Jr. College in 1972 with an Associate of Arts Degree. In 1983 he received his CCIM Designation (Certified Commercial Investment Member) for commercial real estate. In 1983 he founded and became President of Capital Investment Development Corporation, a company which developed and managed residential care facilities, until the Company’s dissolution in 1990. In 1997 Mr. Crawford founded, and became President of, Freshstart Mortgage, Inc., a company which originated loans for multiunit apartment dwellings, until 2007. In 2014 Mr. Crawford founded, and became President of, Medical Services, Inc., a company which provides office space, equipment and staff for Medical Doctors. Mr. Crawford continues to hold his position at Medical Services, Inc. to this day.

Mr. Crawford is prepared to devote 100% of his time to the operations of Global Pharma Labs, Inc., with his current duties at Medical Services, Inc. being taken over by a manager. Mr. Crawford’s experience leading Companies within the healthcare industry has led the board of directors to appoint him to the positions of President, Secretary, Treasurer, Chief Executive Officer, Chief Financial Officer, and Chief Accounting Officer.

Kuo Liang Yang - Chief Medical Officer, Director

Mr. Yang graduated from Fu Jen Catholic University with a Bachelor’s of Science in Biology in 1970 and he graduated from the University of Utah School of Pharmacy in 1976. From 1987 to 2010 Mr. Yang owned and operated Fruitvale Medical Center Pharmacy. Mr. Yang worked part-time as a staff pharmacist at Kaiser Hospital from 2006 until September, 2016.

Mr. Yang’s pharmaceutical experience has led the board of directors to appoint him to the position of Chief Medical Officer.

Corporate Governance

The Company promotes accountability for adherence to honest and ethical conduct; endeavors to provide full, fair, accurate, timely and understandable disclosure in reports and documents that the Company files with the Securities and Exchange Commission (the “SEC”) and in other public communications made by the Company; and strives to be compliant with applicable governmental laws, rules and regulations. The Company has not formally adopted a written code of business conduct and ethics that governs the Company’s employees, officers and Directors as the Company is not required to do so.

In lieu of an Audit Committee, the Company’s Board of Directors, is responsible for reviewing and making recommendations concerning the selection of outside auditors, reviewing the scope, results and effectiveness of the annual audit of the Company's financial statements and other services provided by the Company’s independent public accountants. The Board of Directors, the Chief Executive Officer and the Chief Financial Officer of the Company review the Company's internal accounting controls, practices and policies.

Committees of the Board

Our Company currently does not have nominating, compensation, or audit committees or committees performing similar functions nor does our Company have a written nominating, compensation or audit committee charter. Our Directors believe that it is not necessary to have such committees, at this time, because the Director(s) can adequately perform the functions of such committees.

Audit Committee Financial Expert

Our Directors have determined that we do not have a board member that qualifies as an “audit committee financial expert” as defined in Item 407(D)(5) of Regulation S-K, nor do we have a Board member that qualifies as “independent” as the term is used in Item 7(d)(3)(iv)(B) of Schedule 14A under the Securities Exchange Act of 1934, as amended, and as defined by Rule 4200(a)(14) of the FINRA Rules.

We believe that the Directors are capable of analyzing and evaluating our financial statements and understanding internal controls and procedures for financial reporting. The Directors of the Company do not believe that it is necessary to have an audit committee because management believes that the Board of Directors can adequately perform the functions of an audit committee. In addition, we believe that retaining an independent Director who would qualify as an "audit committee financial expert" would be overly costly and burdensome and is not warranted in our circumstances given the stage of our development and the fact that we have not generated any positive cash flows from operations to date.

Involvement in Certain Legal Proceedings

Our Directors and our Executive officers have not been involved in any of the following events during the past ten years:

1.	bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;
2.	any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);
3.	being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his/her involvement in any type of business, securities or banking activities; or
4.	being found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.
5.	Such person was found by a court of competent jurisdiction in a civil action or by the Commission to have violated any Federal or State securities law, and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended, or vacated;
6.	Such person was found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any Federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated;
7.	Such person was the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of:(i) Any Federal or State securities or commodities law or regulation; or(ii) Any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order; or(iii) Any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or
8.	Such person was the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Independence of Directors

We are not required to have independent members of our Board of Directors, and do not anticipate having independent Directors until such time as we are required to do so.

Code of Ethics

We have not adopted a formal Code of Ethics. The Board of Directors evaluated the business of the Company and the number of employees and determined that since the business is operated by a small number of persons, general rules of fiduciary duty and federal and state criminal, business conduct and securities laws are adequate ethical guidelines. In the event our operations, employees and/or Directors expand in the future, we may take actions to adopt a formal Code of Ethics.

Shareholder Proposals

Our Company does not have any defined policy or procedural requirements for shareholders to submit recommendations or nominations for Directors. The Board of Directors believes that, given the stage of our development, a specific nominating policy would be premature and of little assistance until our business operations develop to a more advanced level. Our Company does not currently have any specific or minimum criteria for the election of nominees to the Board of Directors and we do not have any specific process or procedure for evaluating such nominees. The Board of Directors will assess all candidates, whether submitted by management or shareholders, and make recommendations for election or appointment.

A shareholder who wishes to communicate with our Board of Directors may do so by directing a written request addressed to our President, at the address appearing on the first page of this Information Statement.

EXECUTIVE COMPENSATION

Summary Compensation Table:

Name and principal position (a)	As August 31, 2016 (b)	Salary ($) (c)	Bonus ($) (d)	Stock Awards ($) (e)	Option Awards ($) (f)	Non-Equity Incentive Plan Compensation ($) (g)	Nonqualified Deferred Compensation Earnings ($) (h)	All Other Compensation ($) (i)	Total ($) (j)
BGT Irrevocable Trust	(1)	-	-	1,100 (2)	-	-	-	-	$1,100

LCMR Irrevocable Trust	(1)	-	-	1,700 (2)	-	-	-	-	$1,700

Kuo Liang Yang, Chief Medical Officer, Director	(1)	-	-	1,700 (2)	-	-	-	-	$1,700

DBT Irrevocable Trust	(1)	-	-	550 (2)	-	-	-	-	$550

1) Global Pharma Labs, Inc., a Delaware corporation (“the Company”) was incorporated under the laws of the State of Delaware on August 23, 2016. The fiscal year end of the Company is August 31st.

2) On August 31, 2016 BGT Irrevocable Trust was issued 11,000,000 shares of restricted common stock, LCMR Irrevocable Trust was issued 17,000,000 shares of restricted common stock, Kuo Liang Yang was issued 17,000,000 shares of restricted common stock, and DBT Irrevocable Trust was issued 5,500,000 shares of restricted common stock. The aforementioned shares of common stock were issued at par value (.0001) for services rendered to the Company, in particular for developing the Company’s business plan. No monies were paid for the shares.

Compensation of Directors

The table below summarizes all compensation of our directors as of our most recent fiscal year end.

Name and principal position (a)	As August 31, 2016 (b)	Salary ($) (c)	Bonus ($) (d)	Stock Awards ($) (e)	Option Awards ($) (f)	Non-Equity Incentive Plan Compensation ($) (g)	Nonqualified Deferred Compensation Earnings ($) (h)	All Other Compensation ($) (i)	Total ($) (j)
Sylvester L. Crawford, Chief Executive Officer, Chief Financial Officer, Chief Accounting Officer, President, Secretary, Treasurer, Director	(1)	-	-	0	-	-	-	-	$0

Kuo Liang Yang, Chief Medical Officer, Director	(1)	-	-	1,700	-	-	-	-	$1,700

1) Global Pharma Labs, Inc., a Delaware corporation (“the Company”) was incorporated under the laws of the State of Delaware on August 23, 2016. The fiscal year end of the Company is August 31st.

Summary of Compensation

Stock Option Grants

We have not granted any stock options to our executive officer(s) since our incorporation.

Employment Agreements

We do not have an employment or consulting agreement with any officers or Directors. We are presently negotiating a consulting agreement with our scientific advisor Dr. Ernest Bonner.

Compensation Discussion and Analysis

Director Compensation

Our Board of Directors does not currently receive any consideration for their services as members of the Board of Directors. The Board of Directors reserves the right in the future to award the members of the Board of Directors cash or stock based consideration for their services to the Company, which awards, if granted shall be in the sole determination of the Board of Directors.

Executive Compensation Philosophy

Our Board of Directors determines the compensation given to our executive officers in their sole determination. Our Board of Directors reserves the right to pay our executive or any future executives a salary, and/or issue them shares of common stock issued in consideration for services rendered and/or to award incentive bonuses which are linked to our performance, as well as to the individual executive officer’s performance. This package may also include long-term stock based compensation to certain executives, which is intended to align the performance of our executives with our long-term business strategies. Additionally, while our Board of Directors has not granted any performance base stock options to date, the Board of Directors reserves the right to grant such options in the future, if the Board in its sole determination believes such grants would be in the best interests of the Company.

Incentive Bonus

The Board of Directors may grant incentive bonuses to our executive officer and/or future executive officers in its sole discretion, if the Board of Directors believes such bonuses are in the Company’s best interest, after analyzing our current business objectives and growth, if any, and the amount of revenue we are able to generate each month, which revenue is a direct result of the actions and ability of such executives.

Long-term, Stock Based Compensation

In order to attract, retain and motivate executive talent necessary to support the Company’s long-term business strategy we may award our executive and any future executives with long-term, stock-based compensation in the future, at the sole discretion of our Board of Directors, which we do not currently have any immediate plans to award.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

As of December 14, 2016 the Company has 50,500,000 shares of common stock and no shares of preferred stock issued and outstanding.

*Below percentages are rounded to the nearest hundredths place.

Name and Address of Beneficial Owner	Shares of Common Stock Beneficially Owned	Common Stock Voting Percentage Beneficially Owned	Voting Shares of Preferred Stock	Preferred Stock Voting Percentage Beneficially Owned	Total Voting Percentage Beneficially Owned
Executive Officers and Directors
BGT Irrevocable Trust	11,000,000	21.78%	-	-	21.78%
LCMR Irrevocable Trust	17,000,000	33.66%	-	-	33.66%
Kuo Liang Yang	17,000,000	33.66%	-	-	33.66%
DBT Irrevocable Trust	5,500,000	10.89%	-	-	10.89%
5% Shareholders
None	-	-	-	-	-

* BGT Irrevocable Trust beneficiaries:

1. Rosalind Tate

2. Brandy Tate

3. Valerie Arroyo

4. Ernest L Bonner III

5. Kacey  Bonner

6. Jenaye Bonner

7. Garrett Bonner

8. Austen Bonner

9. Issue of Joseph Gaffney

10. Eric Miles

** LCMR Irrevocable Trust beneficiaries:

1. Sylvester L. Crawford

2. Maria Ramos

*** DBT Irrevocable Trust

1. Rosalind Tate

2. Helena Tillar

3. Ernest Bonner III

4. Medical Doctors Group, Inc.

Additional note:

- Sylvester L. Crawford is our Chief Executive Officer, Chief Financial Officer, Chief Accounting Officer, President, Secretary, Treasurer, and Director.

- Ernest L. Bonner, Jr. is a scientific advisor to the Company.

Beneficial ownership has been determined in accordance with Rule 13d-3 under the Exchange Act. Under this rule, certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire shares (for example, upon exercise of an option or warrant) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares is deemed to include the amount of shares beneficially owned by such person by reason of such acquisition rights. As a result, the percentage of outstanding shares of any person as shown in the following table does not necessarily reflect the person’s actual voting power at any particular date.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Global Pharma Labs, Inc., a Delaware corporation (“the Company”) was incorporated under the laws of the State of Delaware on August 23, 2016.

On August 31, 2016 Sylvester L. Crawford was appointed as Chief Executive Officer, Chief Financial Officer, Chief Accounting Officer, President, Secretary, Treasurer, and Director.

On August 31, 2016 Kuo Liang Yang was appointed as Chief Medical Officer and Director.

On August 31, 2016 Ernest L. Bonner Jr. was appointed as Chief Communications Officer and Director.

On August 31, 2016 BGT Irrevocable Trust was issued 11,000,000 shares of restricted common stock, LCMR Irrevocable Trust was issued 17,000,000 shares of restricted common stock, Kuo Liang Yang was issued 17,000,000 shares of restricted common stock, and DBT Irrevocable Trust was issued 5,500,000 shares of restricted common stock. The aforementioned shares of common stock were issued at par value (.0001) for services rendered to the Company, in particular for developing the Company’s business plan. No monies were paid for the shares.

On November 7, 2016 Ernest L. Bonner Jr. resigned from his position as Chief Communications Officer and Director. His resignation was not the result of any disagreement with the Company. He continues to act as a scientific advisor to the Company.

*At this time our office space is provided to us rent free by our CEO and Director Sylvester Crawford. Our office space is located at 433 Estudillo Ave., Suite 206 San Leandro, CA 94577.

Review, Approval and Ratification of Related Party Transactions

Given our small size and limited financial resources, we have not adopted formal policies and procedures for the review, approval or ratification of transactions, such as those described above, with our executive officer(s), Director(s) and significant stockholders. We intend to establish formal policies and procedures in the future, once we have sufficient resources and have appointed additional Directors, so that such transactions will be subject to the review, approval or ratification of our Board of Directors, or an appropriate committee thereof. On a moving forward basis, our Directors will continue to approve any related party transaction.

FINANCIAL STATEMENTS AND EXHIBITS

Global Pharma Labs, Inc.

INDEX TO FINANCIAL STATEMENTS

Page

Report of Independent Registered Public Accounting Firm	F2

Financial Statements:

Balance Sheet	F3

Statement of Operations	F4

Statement of Changes in Stockholders’ Deficit	F5

Statement of Cash Flows	F6

Notes to Financial Statements	F7-F10

- F1 -

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of

Global Pharm Labs, Inc.

San Leandro, California

We have audited the accompanying balance sheet of Global Pharma Labs, Inc. (the “Company”) as of August 31, 2016, and the related statement of operations, stockholders’ deficit and cash flow for the period from August 29, 2016 (inception) through August 31, 2016. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform an audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Global Pharma Labs, Inc. as of August 31, 2016 and the results of its operations and its cash flows for the period from August 29, 2016 (inception) through August 31, 2016, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company has not generated any revenue and further losses are anticipated. These conditions raise significant doubt about the Company’s ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ MaloneBailey, LLP

www.malonebailey.com

Houston, Texas

December 13, 2016

- F2 -

Global Pharma Labs, Inc.
Global Pharma Labs, Inc. Balance Sheet

As of August 31, 2016

TOTAL ASSETS	$-

LIABILITIES AND STOCKHOLDERS’ DEFICIT
CURRENT LIABILITIES:
Accrued expenses	5,113
Total current liabilities	5,113

STOCKHOLDERS' DEFICIT:

Preferred stock ($.0001 par value, 20,000,000 shares authorized, none issued and outstanding as of August 31, 2016)	-

Common stock ($.0001 par value, 100,000,000 shares authorized, 50,500,000 issued and outstanding as of August 31, 2016)	5,050

Additional paid in capital	20,000

Accumulated deficit	(30,163)
Total Stockholders' deficit	(5,113)
TOTAL LIABILITIES & STOCKHOLDERS’ DEFICIT	$-

The accompanying notes are an integral part of these financial statements.

- F3 -

Global Pharma Labs, Inc.
Statement of Operations

For the period from August 29, 2016 (date of inception) to August 31, 2016

Operating expenses

General and administrative expenses	$30,163
Total operating expenses	30,163

Net loss	$(30,163)

Basic and Diluted net loss per common share	$(0.00)

Weighted average number of common shares outstanding - Basic and Diluted	50,500,000

The accompanying notes are an integral part of these financial statements.

- F4 -

Global Pharma Labs, Inc.
Statement of Changes in Stockholders’ Deficit
For the period from August 29, 2016 (date of inception) to August 31, 2016

	Common Stock	Par Value Common Stock	Additional Paid-in Capital	Accumulated Deficit	Total

Balance as of August 29, 2016 (date of inception)	-	$-	$-	$-	$-

Common shares issued for services rendered	50,500,000	5,050	-	-	5,050

Net loss for the period	-	-	-	(30,163)	(30,163)

Expenses Contributed to Capital	-	-	20,000	-	20,000

Balance as of August 31, 2016	50,500,000	$5,050	$20,000	$(30,163)	$(5,113)

The accompanying notes are an integral part of these financial statements.

- F5 -

Global Pharma Labs, Inc.
Statement of Cash Flows

For the period from August 29, 2016 (date of inception) to August 31, 2016

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(30,163)
Adjustments to reconcile net loss to net cash used in operating activities:

Expenses contributed to capital	20,000
Stock-based compensation	5,050

Changes in current assets and liabilities:

Accrued expenses	5,113

Net cash used in operating activities	-

Increase (decrease) in cash	-
Beginning cash balance	-
Ending cash balance	$-

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Interest paid	$-
Income taxes paid	$-

The accompanying notes are an integral part of these financial statements.

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Global Pharma Labs, Inc.

Notes to the financial statements

Note 1 - Organization and Description of Business

Global Pharma Labs, Inc., a Delaware corporation (“the Company”) was incorporated under the laws of the State of Delaware on August 29, 2016 with the name Global Pharma Labs, Inc.

The Company has elected August 31st as its year end.

The Company is a biopharmaceutical company developing new medicine.

Note 2 - Summary of Significant Accounting Policies

Basis of Presentation

This summary of significant accounting policies is presented to assist in understanding the Company's financial statements. These accounting policies conform to accounting principles, generally accepted in the United States of America, and have been consistently applied in the preparation of the financial statements.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. In the opinion of management, all adjustments necessary in order to make the financial statements not misleading have been included. Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers all highly liquid investments with an original maturity of three months or less when purchased to be cash equivalents. Cash and cash equivalents at August 31, 2016 were $0.

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Income Taxes

The Company accounts for income taxes under ASC 740, “Income Taxes.”  Under the asset and liability method of ASC 740, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases.  Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.  The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period the enactment occurs.  A valuation allowance is provided for certain deferred tax assets if it is more likely than not that the Company will not realize tax assets through future operations. No deferred tax assets or liabilities were recognized at August 31, 2016.

Basic Earnings (Loss) Per Share

The Company computes basic and diluted earnings (loss) per share in accordance with ASC Topic 260, Earnings per Share. Basic earnings (loss) per share is computed by dividing net income (loss) by the weighted average number of common shares outstanding during the reporting period. Diluted earnings (loss) per share reflects the potential dilution that could occur if stock options and other commitments to issue common stock were exercised or equity awards vest resulting in the issuance of common stock that could share in the earnings of the Company.

The Company does not have any potentially dilutive instruments as of August 31, 2016 and, thus, anti-dilution issues are not applicable.

Fair Value of Financial Instruments

The Company’s balance sheet includes certain financial instruments. The carrying amounts of current assets and current liabilities approximate their fair value because of the relatively short period of time between the origination of these instruments and their expected realization.

ASC 820, Fair Value Measurements and Disclosures, defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. ASC 820 also establishes a fair value hierarchy that distinguishes between (1) market participant assumptions developed based on market data obtained from independent sources (observable inputs) and (2) an entity’s own assumptions about market participant assumptions developed based on the best information available in the circumstances (unobservable inputs). The fair value hierarchy consists of three broad levels, which gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3). The three levels of the fair value hierarchy are described below:

- Level 1 - Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities.

- Level 2 - Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly, including quoted prices for similar assets or liabilities in active markets; quoted prices for identical or similar assets or liabilities in markets that are not active; inputs other than quoted prices that are observable for the asset or liability (e.g., interest rates); and inputs that are derived principally from or corroborated by observable market data by correlation or other means.

- Level 3 - Inputs that are both significant to the fair value measurement and unobservable.

Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of August 31, 2016. The respective carrying value of certain on-balance-sheet financial instruments approximated their fair values due to the short-term nature of these instruments. These financial instruments include accrued expenses.

Related Parties

The Company follows ASC 850, Related Party Disclosures, for the identification of related parties and disclosure of related party transactions.

Share-Based Compensation

ASC 718, “Compensation – Stock Compensation”, prescribes accounting and reporting standards for all share-based payment transactions in which employee services are acquired. Transactions include incurring liabilities, or issuing or offering to issue shares, options, and other equity instruments such as employee stock ownership plans and stock appreciation rights. Share-based payments to employees, including grants of employee stock options, are recognized as compensation expense in the financial statements based on their fair values. That expense is recognized over the period during which an employee is required to provide services in exchange for the award, known as the requisite service period (usually the vesting period).

The Company accounts for stock-based compensation issued to non-employees and consultants in accordance with the provisions of ASC 505-50, “Equity – Based Payments to Non-Employees.”  Measurement of share-based payment transactions with non-employees is based on the fair value of whichever is more reliably measurable:  (a) the goods or services received; or (b) the equity instruments issued.  The fair value of the share-based payment transaction is determined at the earlier of performance commitment date or performance completion date.

The Company had no stock-based compensation plans as of August 31, 2016.

The Company’s stock based compensation from August 29, 2016 (date of inception) through August 31, 2016 was $5,050.

Recently Issued Accounting Pronouncements

Except for rules and interpretive releases of the SEC under authority of federal securities laws and a limited number of grandfathered standards, the FASB Accounting Standards Codification™ (“ASC”) is the sole source of authoritative GAAP literature recognized by the FASB and applicable to the Company.

We have reviewed the FASB issued Accounting Standards Update (“ASU”) accounting pronouncements and interpretations thereof that have effectiveness dates during the periods reported and in future periods. The Company has carefully considered the new pronouncements that alter previous generally accepted accounting principles and does not believe that any new or modified principles will have a material impact on the corporation’s reported financial position or operations in the near term. The applicability of any standard is subject to the formal review of our financial management and certain standards are under consideration.

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Note 3 - Going Concern

The Company’s financial statements are prepared in accordance with generally accepted accounting principles applicable to a going concern that contemplates the realization of assets and liquidation of liabilities in the normal course of business.

The Company demonstrates adverse conditions that raise substantial doubt about the Company's ability to continue as a going concern for one year following the issuance of these financial statements. These adverse conditions are negative financial trends, specifically operating loss, working capital deficit, and other adverse key financial ratios.

The Company has not established any source of revenue to cover its operating costs. Management plans to fund operating expenses with related party contributions to capital. There is no assurance that management's plan will be successful.

The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts and classification of liabilities that might be necessary in the event that the Company cannot continue as a going concern.

Note 4 - Income Taxes

Potential benefits of income tax losses are not recognized in the accounts until realization is more likely than not. The Company has net carryfoward operating loss of ($25,113) which begins expiring twenty years from when it was incurred. The Company has adopted ASC 740, “Accounting for Income Taxes”, as of its inception. Pursuant to ASC 740 the Company is required to compute tax asset benefits for non-capital losses carried forward. The potential benefit of the net operating loss has not been recognized in these financial statements because the Company cannot be assured it is more likely than not it will utilize the loss carried forward in future years.

Significant components of the Company’s deferred tax assets and liabilities as of August 31, 2016 after applying enacted corporate income tax rates, is net operating loss carryforward of $8,790 and a valuation allowance of $(8,790) which is a total deferred tax asset of $0.

Due to the change in ownership provisions of the Tax Reform Act of 1986, net operating loss carryforwards for Federal income tax reporting purposes are subject to annual limitations. Should a change in ownership occur, net operating loss carryforwards may be limited as to use in future years.

Note 5 - Commitments and Contingencies

The Company follows ASC 450-20, Loss Contingencies, to report accounting for contingencies.  Liabilities for loss contingencies arising from claims, assessments, litigation, fines and penalties and other sources are recorded when it is probable that a liability has been incurred and the amount of the assessment can be reasonably estimated. There were no commitments or contingencies as of August 31, 2016.

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Note 6 - Shareholder Equity

Preferred Stock

The authorized preferred stock of the Company consists of 20,000,000 shares with a par value of $0.0001. The Company had no shares of preferred stock issued and outstanding as of August 31, 2016.

Common Stock

The authorized common stock of the Company consists of 100,000,000 shares with a par value of $0.0001. On August 31, 2016 a total of 50,500,000 shares of common stock were issued at par value ($0.0001) as compensation for development of the company’s business plan as outlined in the table below (note: The issuances had nominal value and were arbitrarily issued at par value).

Name of Individual/Trust	Shares of Common Stock Issued
BGT Irrevocable Trust	11,000,000
LCMR Irrevocable Trust	17,000,000
Kuo Yan	17,000,000
DBT Irrevocable Trust	5,500,000
Total	50,500,000

The Company did not have any potentially dilutive instruments as of August 31, 2016 and, thus, anti-dilution issues are not applicable.

Additional Paid In Capital

During the period ending August 31, 2016, our Director, Sylvester Crawford, paid $20,000 in operating expenses which is recorded as additional paid in capital.

Note 7 - Related-Party Transactions

Contributed Capital

As of August 31, 2016, our Director, Sylvester Crawford, has provided the Company contributed capital of $20,000.

At this time our office space is provided to us rent free by our CEO and Director Sylvester Crawford. Our office space is located at 433 Estudillo Ave., Suite 206 San Leandro, CA 94577.

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 PART III

INDEMNIFICATION OF DIRECTOR AND OFFICERS

Section 145 of the Delaware General Corporation Law (the “Delaware Law”) authorizes a court to award, or a corporation’s board of directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities, (including reimbursement for expenses incurred) arising under the Securities Act of 1933. Article VII of the Certificate of Incorporation of Global Pharma Labs, Inc. “we”, “us” or “our company”) provides for indemnification of officers, directors and other employees of Global Pharma Labs, Inc. to the fullest extent permitted by Delaware Law. Article VII of the Certificate of Incorporation provides that directors shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except (i) for any breach of a director’s duty of loyalty to our company or our stockholders, (ii) acts and omissions that are not in good faith or that involve intentional misconduct or knowing violation of law, (iii) under Section 174 of the Delaware Law, or (iv) for any transaction from which the director derived any improper benefit.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Delaware Corporation Law and our Certificate of Incorporation, allow us to indemnify our officers and Directors from certain liabilities and our Bylaws, as amended (“Bylaws”), state that we shall indemnify every (i) present or former Director, advisory Director or officer of us and (ii) any person who while serving in any of the capacities referred to in clause (i) served at our request as a Director, officer, employee or agent of another corporation, partnership, joint venture, trust, association or other enterprise. (each an “Indemnitee”).

Our Bylaws provide that the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director or officer of the Corporation, or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, association or other enterprise, against expenses (including attorneys fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with which action, suit or proceeding, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal action or proceeding, that he had reasonable cause to believe that his conduct was unlawful.

Except as provided above, our Certificate of Incorporation provides that a Director shall be liable to the extent provided by applicable law, (i) for breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DELAWARE CORPORATION LAW or (iv) for any transaction from which the director derived an improper personal benefit. If the DELAWARE CORPORATION LAW hereafter is amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the Corporation, in addition to the limitation on personal liability provided herein, shall be limited to the fullest extent permitted by the amended DELAWARE CORPORATION LAW. Neither any amendment to or repeal of this Article 7, nor the adoption of any provision hereof inconsistent with this Article 7, shall adversely affect any right or protection of any director of the Corporation existing at the time of, or increase the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to or at the time of such amendment.

Neither our Bylaws, nor our Certificate of Incorporation include any specific indemnification provisions for our officers or Directors against liability under the Securities Act of 1933, as amended. Additionally, insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Act") may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

RECENT SALES OF UNREGISTERED SECURITIES

On August 31, 2016 BGT Irrevocable Trust was issued 11,000,000 shares of restricted common stock, LCMR Irrevocable Trust was issued 17,000,000 shares of restricted common stock, Kuo Liang Yang was issued 17,000,000 shares of restricted common stock, and DBT Irrevocable Trust was issued 5,500,000 shares of restricted common stock. The aforementioned shares of common stock were issued at par value (.0001) for services rendered to the Company, in particular for developing the Company’s business plan. No monies were paid for the shares.

EXHIBITS TO Offering Statement

Exhibit No.	Description

1A-2A	Certificate of Incorporation, as filed with the Delaware Secretary of State on August 23, 2016 (1)
1A-2B	By-laws (1)
1A-4	Sample Subscription Agreement (1)
1A-6	Licensing Agreement(1)
1A-11	Auditor Consent (1)
1A-12	Legal Opinion Letter (1)

____________________

(1)	Filed herewith.

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Leandro, California on December 14, 2016.

Global Pharma Labs, Inc.

By: /s/ Sylvester L. Crawford
Name: Sylvester L. Crawford
Title: Chief Executive Officer Date: December 14, 2016

This offering statement has been signed by the following persons in the capacities and on the dates indicated.

Name: Sylvester L. Crawford  Signature: /s/ Sylvester L. Crawford  Title: Chief Executive Officer, Chief Financial Officer, Chief Accounting Officer, President, Secretary, Treasurer, and Director (Principal Executive Officer, Principal Financial Officer, Principal Accounting Officer) Date: December 14, 2016

Name: Kuo Liang Yang Signature: /s/ Kuo Liang Yang  Title: Chief Medical Officer, and Director  Date: December 14, 2016